                                                                     Exhibit 4.1




                         GOLFSMITH INTERNATIONAL, INC.,

                                   as Issuer,


                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                   as Trustee,



                                       AND


                          THE GUARANTORS NAMED HEREIN,

                                 as Guarantors,



                                    INDENTURE

                          Dated as of October 15, 2002



                      8.375% SENIOR SECURED NOTES DUE 2009

                              CROSS-REFERENCE TABLE

TIA                                                                                              INDENTURE
SECTION                                                                                          SECTION
-------                                                                                          -------
310(a)(1)      ..............................................................................    7.10
      (a)(2)   ..............................................................................    7.10
      (a)(3)   ..............................................................................    7.10; 7.13
      (a)(4)   ..............................................................................    N.A.
      (a)(5)   ..............................................................................    7.10
      (b) ...................................................................................    7.08; 7.10
      (c) ...................................................................................    N.A.
311(a)    ...................................................................................    7.03; 7.11
      (b) ...................................................................................    7.03; 7.11
      (c) ...................................................................................    N.A.
312(a)    ...................................................................................    2.06
      (b) ...................................................................................    11.03
      (c) ...................................................................................    11.03
313(a)    ...................................................................................    7.06
      (b) ...................................................................................    7.06
      (c) ...................................................................................    7.06; 11.02
      (d) ...................................................................................    7.06
314(a)    ...................................................................................    4.06; 4.08; 11.02
      (b) ...................................................................................    12.03
      (c)(1).................................................................................    11.04
      (c)(2).................................................................................    11.04
      (c)(3).................................................................................    N.A.
      (d) ...................................................................................    12.04
      (e) ...................................................................................    11.05
315(a)    ...................................................................................    7.01(b)
      (b) ...................................................................................    7.05; 11.02
      (c) ...................................................................................    7.01(a)
      (d) ...................................................................................    7.01(c)
      (e) ...................................................................................    6.12
316(a)(last sentence)........................................................................    2.09
      (a)(1)(A)..............................................................................    6.06
      (a)(1)(B)..............................................................................    6.05
      (a)(2).................................................................................    N.A.
      (b) ...................................................................................    6.08
      (c) ...................................................................................    9.04
317(a)(1) .....                                                                                  6.09
      (a)(2).................................................................................    6.10
      (b) ...................................................................................    2.04
318(a)    ...................................................................................    11.01
      (c) ...................................................................................    11.01

--------------------
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE ONE                DEFINITIONS AND INCORPORATION BY REFERENCE..........................................  1

         SECTION 1.01.         Definitions.....................................................................  1
         SECTION 1.02.         Incorporation by Reference of Trust Indenture Act............................... 24
         SECTION 1.03.         Rules of Construction........................................................... 25

ARTICLE TWO                THE NOTES........................................................................... 25

         SECTION 2.01.         Form and Dating................................................................. 25
         SECTION 2.02.         Execution and Authentication; Aggregate Principal Amount........................ 26
         SECTION 2.03.         Registrar and Paying Agent...................................................... 27
         SECTION 2.04.         Obligations of Paying Agent..................................................... 27
         SECTION 2.05.         Holder Lists.................................................................... 28
         SECTION 2.06.         Transfer and Exchange........................................................... 28
         SECTION 2.07.         Replacement Notes............................................................... 28
         SECTION 2.08.         Outstanding Notes............................................................... 29
         SECTION 2.09.         Treasury Notes; When Notes Are Disregarded...................................... 29
         SECTION 2.10.         Temporary Notes................................................................. 29
         SECTION 2.11.         Cancellation.................................................................... 30
         SECTION 2.12.         CUSIP Numbers................................................................... 30
         SECTION 2.13.         Deposit of Moneys............................................................... 30
         SECTION 2.14.         Book-Entry Provisions for Global Notes.......................................... 30
         SECTION 2.15.         Special Transfer Provisions..................................................... 32

ARTICLE THREE              REDEMPTION.......................................................................... 33

         SECTION 3.01.         Mandatory Redemption............................................................ 33
         SECTION 3.02.         Optional Redemption............................................................. 34
         SECTION 3.03.         Selection of Notes to Be Redeemed............................................... 34
         SECTION 3.04.         Notice of Redemption............................................................ 34
         SECTION 3.05.         Effect of Notice of Redemption.................................................. 35
         SECTION 3.06.         Deposit of Redemption Price..................................................... 35
         SECTION 3.07.         Notes Redeemed in Part.......................................................... 36

ARTICLE FOUR               COVENANTS........................................................................... 36

         SECTION 4.01.         Payment of Notes................................................................ 36
         SECTION 4.02.         Maintenance of Office or Agency................................................. 36
         SECTION 4.03.         Corporate Existence............................................................. 37
         SECTION 4.04.         Payment of Taxes and Other Claims............................................... 37
         SECTION 4.05.         Maintenance of Properties and Insurance......................................... 37
         SECTION 4.06.         Compliance Certificate; Notice of Default....................................... 38
         SECTION 4.07.         Compliance with Laws............................................................ 38
         SECTION 4.08.         Reports to Holders.............................................................. 38
         SECTION 4.09.         Waiver of Stay, Extension or Usury Laws......................................... 39
         SECTION 4.10.         Limitation on Restricted Payments............................................... 39
         SECTION 4.11.         Limitation on Transactions with Affiliates...................................... 42
         SECTION 4.12.         Limitation on Incurrence of Additional Indebtedness............................. 43

                                TABLE OF CONTENTS
                                     (cont'd)

                                                                                                               Page
                                                                                                               ----
         SECTION 4.13.         Limitation on Dividend and Other Payment Restrictions Affecting
                               Restricted Subsidiaries......................................................... 43
         SECTION 4.14.         Additional Subsidiary Guarantees................................................ 44
         SECTION 4.15.         Limitation on Change of Control................................................. 45
         SECTION 4.16.         Limitation on Asset Sales....................................................... 46
         SECTION 4.17.         Impairment of Security Interest................................................. 49
         SECTION 4.18.         Limitation on Liens............................................................. 49
         SECTION 4.19.         Conduct of Business............................................................. 49
         SECTION 4.20.         Limitation on Issuances and Sales of Capital Stock of Subsidiaries.............. 49
         SECTION 4.21.         Real Estate Mortgages and Filings............................................... 50
         SECTION 4.22.         Leasehold Mortgages and Filings................................................. 50
         SECTION 4.23.         Excess Cash Flow Offer.......................................................... 50
         SECTION 4.24.         Limitation on Capital Expenditures.............................................. 52
         SECTION 4.25.         Limitation on Sale/Leaseback Transactions....................................... 52
         SECTION 4.26.         Choice of Accrual Periods....................................................... 52

ARTICLE FIVE               SUCCESSOR CORPORATION............................................................... 52

         SECTION 5.01.         Merger, Consolidation and Sale of Assets........................................ 52
         SECTION 5.02.         Successor Corporation Substituted............................................... 53

ARTICLE SIX                DEFAULT AND REMEDIES................................................................ 53

         SECTION 6.01.         Events of Default............................................................... 53
         SECTION 6.02.         Rights of the Company........................................................... 55
         SECTION 6.03.         Acceleration.................................................................... 55
         SECTION 6.04.         Other Remedies.................................................................. 56
         SECTION 6.05.         Waiver of Past Defaults......................................................... 56
         SECTION 6.06.         Control by Majority............................................................. 56
         SECTION 6.07.         Limitation on Suits............................................................. 56
         SECTION 6.08.         Rights of Holders to Receive Payment............................................ 57
         SECTION 6.09.         Collection Suit by Trustee...................................................... 57
         SECTION 6.10.         Trustee May File Proofs of Claim................................................ 57
         SECTION 6.11.         Priorities...................................................................... 58
         SECTION 6.12.         Undertaking for Costs........................................................... 58
         SECTION 6.13.         Restoration of Rights and Remedies.............................................. 58

ARTICLE SEVEN              TRUSTEE............................................................................. 58

         SECTION 7.01.         Duties of Trustee............................................................... 58
         SECTION 7.02.         Rights of Trustee............................................................... 59
         SECTION 7.03.         Individual Rights of Trustee.................................................... 60
         SECTION 7.04.         Trustee's Disclaimer............................................................ 60
         SECTION 7.05.         Notice of Default............................................................... 60
         SECTION 7.06.         Reports by Trustee to Holders................................................... 61
         SECTION 7.07.         Compensation and Indemnity...................................................... 61
         SECTION 7.08.         Replacement of Trustee.......................................................... 62
         SECTION 7.09.         Successor Trustee by Merger, Etc................................................ 63
         SECTION 7.10.         Eligibility; Disqualification................................................... 63

                                TABLE OF CONTENTS
                                     (cont'd)

                                                                                                               Page
                                                                                                               ----
         SECTION 7.11.         Preferential Collection of Claims Against Company............................... 63
         SECTION 7.12.         [RESERVED]...................................................................... 64
         SECTION 7.13.         Co-trustees, co-Collateral Agent and Separate Trustees, Collateral Agent........ 65
         SECTION 7.14.         Authorization of Actions to Be Taken by the Trustee Under the Collateral
                               Agreements...................................................................... 66
         SECTION 7.15.         Authorization of Receipt of Funds by the Trustee Under the Collateral
                               Agreements...................................................................... 66

ARTICLE EIGHT              SATISFACTION AND DISCHARGE OF INDENTURE............................................. 67

         SECTION 8.01.         Legal Defeasance and Covenant Defeasance........................................ 67
         SECTION 8.02.         Satisfaction and Discharge...................................................... 69
         SECTION 8.03.         Survival of Certain Obligations................................................. 69
         SECTION 8.04.         Acknowledgment of Discharge by Trustee.......................................... 70
         SECTION 8.05.         Application of Trust Moneys..................................................... 70
         SECTION 8.06.         Repayment to the Company; Unclaimed Money....................................... 70
         SECTION 8.07.         Reinstatement................................................................... 70

ARTICLE NINE               AMENDMENTS, SUPPLEMENTS AND WAIVERS................................................. 71

         SECTION 9.01.         Without Consent of Holders...................................................... 71
         SECTION 9.02.         With Consent of Holders......................................................... 71
         SECTION 9.03.         Compliance with TIA............................................................. 73
         SECTION 9.04.         Revocation and Effect of Consents............................................... 73
         SECTION 9.05.         Notation on or Exchange of Notes................................................ 73
         SECTION 9.06.         Trustee to Sign Amendments, Etc................................................. 73
         SECTION 9.07.         Conformity with Trust Indenture Act............................................. 74

ARTICLE TEN                GUARANTEE........................................................................... 74

         SECTION 10.01.        Guarantee....................................................................... 74
         SECTION 10.02.        Release of a Subsidiary Guarantor............................................... 75
         SECTION 10.03.        Limitation of Subsidiary Guarantor's Liability.................................. 75
         SECTION 10.04.        Guarantors May Consolidate, etc., on Certain Terms.............................. 75
         SECTION 10.05.        Contribution.................................................................... 76
         SECTION 10.06.        Waiver of Subrogation........................................................... 76
         SECTION 10.07.        No Set-Off...................................................................... 76
         SECTION 10.08.        Obligations Absolute............................................................ 76
         SECTION 10.09.        Obligations Continuing.......................................................... 77
         SECTION 10.10.        Obligations Not Reduced......................................................... 77
         SECTION 10.11.        Obligations Reinstated.......................................................... 77
         SECTION 10.12.        Obligations Not Affected........................................................ 77
         SECTION 10.13.        No Obligation to Take Action Against the Company................................ 78
         SECTION 10.14.        Dealing with the Company and Others............................................. 78
         SECTION 10.15.        Default and Enforcement......................................................... 79
         SECTION 10.16.        Evidence of Guarantee........................................................... 79
         SECTION 10.17.        Waiver of Stay, Extension or Usury Laws......................................... 79

                                TABLE OF CONTENTS
                                     (cont'd)

                                                                                                               Page
                                                                                                               ----
ARTICLE ELEVEN             MISCELLANEOUS....................................................................... 80

         SECTION 11.01.        Trust Indenture Act Controls.................................................... 80
         SECTION 11.02.        Notices......................................................................... 80
         SECTION 11.03.        Communications by Holders with Other Holders.................................... 81
         SECTION 11.04.        Certificate and Opinion as to Conditions Precedent.............................. 81
         SECTION 11.05.        Statements Required in Certificate or Opinion................................... 81
         SECTION 11.06.        Rules by Trustee, Paying Agent, Registrar....................................... 81
         SECTION 11.07.        Legal Holidays.................................................................. 81
         SECTION 11.08.        Governing Law................................................................... 82
         SECTION 11.09.        No Adverse Interpretation of Other Agreements................................... 82
         SECTION 11.10.        No Recourse Against Others...................................................... 82
         SECTION 11.11.        Successors...................................................................... 82
         SECTION 11.12.        Duplicate Originals............................................................. 82
         SECTION 11.13.        Severability.................................................................... 82

ARTICLE TWELVE             AGREEMENT TO SUBORDINATE CERTAIN SECURITY INTERESTS; SECURITY....................... 83

         SECTION 12.01.        Subordination of Certain Security Interests..................................... 83
         SECTION 12.02.        Further Assurances.............................................................. 83
         SECTION 12.03.        Recording and Opinions.......................................................... 83
         SECTION 12.04.        Release of Collateral........................................................... 84
         SECTION 12.05.        Authorization of Actions to Be Taken by the Trustee Under the Collateral
                               Agreements...................................................................... 85
         SECTION 12.06.        Authorization of Receipt of Funds by the Trustee Under the Collateral
                               Agreements...................................................................... 85
Exhibit A          -       Form of Initial Note................................................................ A-1
Exhibit B          -       Form of Exchange Note............................................................... B-1
Exhibit C          -       Form of Legend for Global Notes..................................................... C-1
Exhibit D          -       Form of Certificate to Be Delivered in Connection with
                              Transfers to Non-QIB Accredited Investors........................................ D-1
Exhibit E          -       Form of Certificate to Be Delivered in Connection with
                              Transfers Pursuant to Regulation S............................................... E-1


NOTE:                      This Table of Contents shall not, for any purpose, be deemed to be part of this
                           Indenture.

            INDENTURE, dated as of October 15, 2002, between Golfsmith International, Inc., a Delaware corporation (the "Company"), the Guarantors (as herein defined) and U.S. Bank Trust National Association, as Trustee (the "Trustee").

            The Company and the Guarantors (with respect to the Guarantees) have duly authorized the creation of an issue of 8.375% Senior Notes due 2009 (the "Initial Notes"), and Series B 8.375% Exchange Notes due 2009 (the "Exchange Notes," and collectively with the Initial Notes and any Additional Notes (as herein defined), the "Notes") and the Guarantees (as herein defined) and, to provide therefor, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes and Guarantees, when each are duly issued and executed by the Company and the Guarantors, as applicable, and authenticated and delivered hereunder, the valid obligations of each of the Company and the Guarantors, respectively, and to make this Indenture a valid and binding agreement of each of the Company and the Guarantors, have been done.

            Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.01. Definitions.

            "Accreted Value" means, as of any date (the "Specified Date"), with respect to each $1,000 principal amount at maturity of Notes:

            (1) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:

SEMI-ANNUAL ACCRUAL DATE                     ACCRETED VALUE
------------------------                     --------------
Issue Date..............................      $    800.00
March 1, 2003...........................      $    809.64
September 1, 2003.......................      $    822.64
March 1, 2004...........................      $    835.86
September 1, 2004.......................      $    849.28
March 1, 2005...........................      $    862.93
September 1, 2005.......................      $    876.79
March 1, 2006...........................      $    890.87
September 1, 2006.......................      $    905.18
March 1, 2007...........................      $    919.72
September 1, 2007.......................      $    934.49
March 1, 2008...........................      $    949.51
September 1, 2008.......................      $    964.76

SEMI-ANNUAL ACCRUAL DATE                     ACCRETED VALUE
------------------------                     --------------
March 1, 2009...........................      $    980.25
September 1, 2009.......................      $    996.00
October 15, 2009 .......................      $  1,000.00

                  (2) if the Specified Date occurs between two Semi-Annual
            Accrual Dates, the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (B) an amount equal to the product of (a) the difference of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date and (y) the Accreted Value for the immediately preceding Semi-Annual Accrual Date and (b) a fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date and the denominator of which is the number of days between the two Semi-Annual Accrual Dates.

            "Acceleration Notice" has the meaning set forth in Section 6.03(a).

            "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, and which Indebtedness is without recourse to the Company or any of its Restricted Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person becomes a Restricted Subsidiary of the Company or the time of such acquisition, merger or consolidation. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

            "Additional Notes" has the meaning set forth in Section 2.02 and means any Notes that are not Exchange Notes issued after the Issue Date from time to time in accordance with the terms of this Indenture including, without limitation, the provisions of Sections 2.02 and 4.12.

            "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent" means any Registrar, Paying Agent or co-Registrar.

            "Agent Members" has the meaning set forth in Section 2.14(a) and means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to the Depository, shall include Euroclear and Clearstream).

            "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

            "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

            "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Subsidiary Guarantor of:
(1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that the term "Asset Sale" will not include: (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2,500,000; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01; (c) any Restricted Payment permitted by Section 4.10 or that constitutes a Permitted Investment;
(d) the sale of cash or Cash Equivalents, (e) the sale of used, worn out, damaged, obsolete or surplus assets; (f) the lease, assignment or sublease of any real or personal property in the ordinary course of business; and (g) any sale or disposition deemed to occur in connection with creating, granting or exercising remedies in respect of any Liens permitted pursuant to this Indenture.

            "Authenticating Agent" has the meaning set forth in Section 2.02.

            "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

            "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

            "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means a day that is not a Legal Holiday.

            "Capital Expenditure Basket" means, in any four fiscal quarter period, (x) $7,000,000 plus (y) the amount, if any, of the Excess Cash Flow Offer made and not accepted by the Holders during the previous four fiscal quarter period ending immediately prior to such four fiscal quarter period plus
(z) any Capital Expenditure Basket amounts (not to exceed $1,000,000) not previously applied by the Company as Capital Expenditures.

            "Capital Expenditures" means for any period all direct or indirect (by way of the acquisition of securities of a Person or the expenditure of cash or the transfer of Property or the incurrence of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets determined in conformity with GAAP, excluding (i) normal replacement and maintenance programs properly charged to current operations, and (ii) the purchase price of equipment to the extent that the consideration therefor consists of used, worn out, damaged, obsolete or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used, worn out, damaged, obsolete or surplus equipment.

            "Capital Stock" means, with respect to any Person:

                  (1) any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, other equity interests, whether now outstanding or issued after the date of this Indenture, partnership interests (whether general or limited), any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and

                  (2) any warrants, options or other rights (other than debt securities exchangeable for or convertible into any such Capital Stock referred to in clause (1) above) exchangeable for or convertible into such Capital Stock.

            "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

            "Cash Equivalents" means: (1) securities issued or directly and fully guaranteed by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having a maturity of not more than one year from the date of acquisition thereof; (2) securities issued or directly and fully guaranteed by any state of the United States of America or the District of Columbia, or any political subdivision of any such state or the District of Columbia or any public instrumentality thereof, having a maturity of not more than one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (3) commercial paper maturing no more than one year after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (4) certificates of deposit or bankers' acceptances having a maturity of not more than one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (5) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (1), (2) and (4) above entered into with any bank meeting the qualifications specified in clause (4) above; and (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

            "Change of Control" means the occurrence of one or more of the following events:

                  (1) prior to the earlier to occur of the first public offering of common stock (an "IPO") of the Company or Holdings, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of Holdings or the Company, any merger, consolidation, liquidation or dissolution of Holdings or the Company, or any direct or indirect transfer of securities by Holdings or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

                  (2) following an IPO of the Company or Holdings, any "person"
            (as such term is used in Sections 13(d) and 14(d) of the Exchange
            Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 45% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity);

                  (3) during any consecutive two-year period, individuals who at the beginning of the period constituted the Board of Directors of the Company or the Board of Directors of Holdings (together with any new directors whose election by the Board of Directors of the Company or the Board of Directors of Holdings, as the case may be, or whose nomination for election by the stockholders of such Person was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved or approved by the Permitted Holders) cease for any reason to constitute a majority of the Board of Directors of the Company or the Board of Directors of Holdings then in office;

                  (4) the adoption of a plan relating to the liquidation or
            dissolution of the Company; or

                  (5) the merger or consolidation of Holdings or the Company with or into another Person or the merger of another Person with or into Holdings or the Company, or the sale of all or substantially all the assets of Holdings or the Company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of Holdings or the Company, as applicable, immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

            "Change of Control Date" has the meaning set forth in Section
4.15(b).

            "Change of Control Offer" has the meaning set forth in Section 4.15(a).

            "Change of Control Payment Date" has the meaning set forth in
Section 4.15(b)(2).

            "Clearstream" means Clearstream Banking, societe anonyme.

            "Code" has the meaning set forth in Section 4.01.

            "Collateral" means collateral as such term is defined in the Security Agreement, all property mortgaged under the Mortgages and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Collateral Agreement.

            "Collateral Agent" means the collateral agent appointed pursuant to this Indenture. U.S. Bank Trust National Association will be the initial Collateral Agent.

            "Collateral Agreements" means, collectively, the Security Agreement and each Mortgage and each other contract, agreement or instrument creating or purporting to create a lien, security interest, charge or similar encumbrance on Collateral in favor of the Collateral Agent for the benefit of the holders of the Notes, in each case, as the same may be in force from time to time.

            "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

            "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

            "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of: (1) Consolidated Net Income; and (2) to the extent Consolidated Net Income has been reduced thereby: (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period; (b) Consolidated Interest Expense, amortization expense and depreciation expense; and (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

            "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

                  (1) the incurrence or repayment of any Indebtedness of such
            Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

                  (2) any Asset Sale or other disposition or Asset Acquisition
            (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period; provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent that it would be includible pursuant to the definition of Consolidated Net Income. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

                  Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

                  (1) interest on outstanding Indebtedness determined on a
            fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the average rate of interest on such Indebtedness during the Four Quarter Period ending on or prior to the Transaction Date; and

                  (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

            "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs and debt issuance costs of such Person and its consolidated Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its consolidated Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness); plus (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times

(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

            "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period; and
(c) net cash costs under all Interest Swap Obligations (including amortization of fees), other than any cash costs paid to unwind Interest Rate Obligations existing on and prior to the Issue Date.

            "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

                  (1) after-tax gains and losses from Asset Sales or
            abandonments or reserves relating thereto;

                  (2) after-tax items classified as extraordinary or
            nonrecurring gains or losses;

                  (3) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions paid by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

                  (4) the net income of any Person, other than a Restricted
            Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly-Owned Subsidiary of the referent Person by such Person;

                  (5) income or loss attributable to discontinued operations
            (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

                  (6) all gains and losses realized on or because of the
            purchase or other acquisition by such Person or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries; and

                  (7) in the case of a successor to the referent Person by
            consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

            "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges which requires an accrual of or a reserve for cash charges for any future period).

            "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 100 Wall Street, 16th Floor, New York, NY 10005, Attention: Corporate Trust Services.

            "Covenant Defeasance" has the meaning set forth in Section 8.01(c).

            "Credit Agreement" means the Credit Agreement dated as of the Issue Date, among the Company, Holdings, the borrowers, the Lenders and the Lender Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, supplemented or otherwise modified from time to time, including any agreement (and related documents) adding Restricted Subsidiaries as additional borrowers or guarantors thereunder or extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders, in each case, as certified by the Company to the Collateral Agent pursuant to an Officers' Certificate.

            "Currency Agreement" means any spot or forward foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against or manage fluctuations in currency values.

            "CUSIP" has the meaning set forth in Section 2.12.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

            "Depository" means The Depository Trust Company, its nominees and successors ("DTC").

            "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the first final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such anniversary.

            "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Restricted Subsidiary.

            "Domestic Subsidiary" means any Subsidiary of the Company other than a Foreign Subsidiary.

            "Equity Offering" means any public or private offering of Qualified Capital Stock of the Company.

            "Excess Cash Flow" means for any fiscal year, the Consolidated EBITDA of the Company for such year, adjusted as follows: (i) minus the cash portion of the Consolidated Interest Expense of the Company (net of interest income) for such year, (ii) minus all federal, state and foreign income taxes accrued or paid (without duplication) by the Company and its Subsidiaries during such year, (iii) minus all Capital Expenditures made during such year by the Company and its Subsidiaries and (iv) minus any net increase in the difference between (x) current assets, other than cash and Cash Equivalents, and (y) current liabilities of the Company and its Subsidiaries for such year.

            "Excess Proceeds" has the meaning set forth in Section 4.16(c).

            "Excess Proceeds Offer" has the meaning set forth in Section
4.16(d).

            "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

            "Event of Default" has the meaning set forth in Section 6.01.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

            "Exchange Notes" has the meaning set forth in the preamble to this Indenture and means the Notes, if any, issued under Section 2.02 pursuant to a registration rights agreement substantially similar to the Registration Rights Agreement.

            "Exchange Offer" means the offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and all the Notes a like aggregate principal amount at maturity of Notes registered under the Securities Act ("Exchange Act") having substantially identical terms to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions or interest rate increases as described herein).

            "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

            "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company which is organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

            "Foreign Subsidiary" means any Subsidiary of the Company which is organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

            "GAAP" means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

            "Global Note" has the meaning set forth in Section 2.01.

            "Guarantee" means a guarantee of the Notes by a Guarantor.

            "Guarantor" means (i) Holdings and (ii) each Subsidiary Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

            "Holder" means the Person in whose name a Note is registered on the registrar's books.

            "Holdings" means Golfsmith International Holdings, Inc., a Delaware corporation.

            "HYDO Payment" has the meaning set forth in Section 4.01.

            "incur" has the meaning set forth in Section 4.12.

            "Indebtedness" means, with respect to any Person, without duplication: (1) all Obligations of such Person for borrowed money; (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (3) all Capitalized Lease Obligations of such Person; (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs consistent with the Company's past practice); (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below; (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured; (8) all Interest Swap Obligations and all Obligations under Currency Agreements of such Person; and (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of national standing: (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "Initial Notes" has the meaning set forth in the preamble to this Indenture.

            "Initial Purchaser" means Jefferies & Company, Inc.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Intercreditor Agreement" means the Intercreditor Agreement among the Lender Agent, as agent for the Lenders, the Trustee, the Collateral Agent, the Company and the Guarantors, dated as of the Issue Date, as the same may be amended, supplemented or modified from time to time.

            "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

            "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

            "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company's or any Restricted Subsidiary's balance sheet; endorsements for collection or deposit arising in the ordinary course of business and extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.10, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sell or otherwise dispose of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

            "Issue Date" means the date of original issuance of the Notes.

            "Lease" has the meaning set forth in Section 4.22.

            "Leased Premises" has the meaning set forth in Section 4.22.

            "Legal Defeasance" has the meaning set forth in Section 8.01(b).

            "Legal Holiday" has the meaning set forth in Section 11.07.

            "Lender Agent" means General Electric Capital Corporation, as agent for the Lenders, or any successor in that capacity.

            "Lenders" means the lenders party from time to time to the Credit Agreement.

            "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

            "Management Consulting Agreement" means the Management Consulting Agreement dated October 15, 2002 among the Company, Holdings and First Atlantic Capital, Ltd.

            "Maturity" when used with respect to any Note means the date on which the principal of that Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Maturity Date or by declaration of acceleration, call for redemption or otherwise.

            "Maturity Date" means October 15, 2009.

            "Merger Agreement" means the Agreement and Plan of Merger dated as of September 23, 2002 by and among Golfsmith International, Inc., Golfsmith International Holdings, Inc. and BGA Corporation, as amended to the Issue Date.

            "Mortgages" means the mortgages, deeds of trust, deeds to secure debt or other similar documents creating liens in favor of the Collateral Agent upon the owned or leased real property constituting Collateral of the Company or any of its Domestic Restricted Subsidiaries from time to time.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

                  (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

                  (2) all taxes and other costs and expenses actually paid or estimated by the Company (in good faith) to be payable in cash in connection with such Asset Sale;

                  (3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale;

                  (4) amounts required to be paid to any Person (other than the
            Company or any Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale;

                  (5) all distributions and other payments required to be made to non-majority interest holders in Subsidiaries as a result of such Asset Sale; and

                  (6) appropriate amounts to be provided by the Company or any
            Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

provided, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

            "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

            "Notes" has the meaning set forth in the preamble to this Indenture and means the Initial Notes, the Additional Notes, if any, and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Offering" means the offering of the Notes pursuant to that certain Purchase Agreement dated October 8, 2002 among the Company, the Guarantors and the Initial Purchaser.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

            "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 11.04 and 11.05, as they relate to the making of an Officers' Certificate.

            "Offshore Physical Notes" has the meaning set forth in Section 2.01.

            "Opinion of Counsel" means a written opinion from legal counsel, who may be counsel for the Company and who is reasonably acceptable to the Trustee, complying with the requirements of Sections 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

            "Paying Agent" has the meaning set forth in Section 2.03.

            "Permitted Holders" means (i) Atlantic Equity Partners III, L.P., a fund sponsored by First Atlantic Capital, Ltd., (ii) First Atlantic Capital, Ltd. or (iii) any Affiliate thereof.

            "Permitted Indebtedness" means, without duplication, each of the following:

                  (1) Indebtedness under the Notes issued on the Issue Date (and
            Exchange Notes issued in exchange therefor) in an aggregate outstanding principal amount at maturity not to exceed $93,750,000 or of any Guarantor pursuant to a Guarantee thereof;

                  (2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $10,000,000;

                  (3) other Indebtedness of the Company and its Restricted
            Subsidiaries outstanding on the Issue Date;

                  (4) Interest Swap Obligations of the Company or any Restricted
            Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by this Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

                  (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (6) Indebtedness of a Restricted Subsidiary Guarantor to the
            Company or to another Restricted Subsidiary Guarantor for so long as such Indebtedness is held by the Company or a Restricted Subsidiary Guarantor, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary Guarantor; provided that: (a) any such Indebtedness is unsecured and subordinated, pursuant to a written agreement, to such Restricted Subsidiary Guarantor's obligations under this Indenture and its Guarantee, if applicable, (b) if as of any date any Person other than the Company or a Restricted Subsidiary Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness and (c) the aggregate amount of Indebtedness of Restricted Subsidiary that is not a Guarantor incurred pursuant to this clause (6) may not exceed $3,000,000 at any one time outstanding;

                  (7) Indebtedness of the Company to a Restricted Subsidiary
            Guarantor for so long as such Indebtedness is held by a Restricted Subsidiary Guarantor, in each case subject to no Lien; provided that: (a) any such Indebtedness is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary Guarantor owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness;

                  (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of incurrence;

                  (9) Indebtedness of the Company or any of its Restricted
            Subsidiaries represented by letters of credit for the account of the Company or such Restricted

            Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                  (10) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed $3,000,000 at any one time outstanding;

                  (11) Refinancing Indebtedness;

                  (12) Guarantees by the Company or a Restricted Subsidiary of
            Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of this Indenture;

                  (13) Indebtedness arising from agreements of the Company or a
            Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

                  (14) Indebtedness of the Company or any Restricted Subsidiary
            to the extent the net proceeds thereof are promptly deposited to defease all outstanding Notes as described below under Section 8.01; and

                  (15) additional Indebtedness of the Company and its Restricted
            Subsidiaries in an aggregate principal amount not to exceed $2,500,000 at any one time outstanding.

                  For purposes of determining compliance with Section 4.12, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of Section 4.12, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with Section 4.12. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.12.

            "Permitted Investments" means:

                  (1) Investments by the Company or any Restricted Subsidiary of
            the Company in any Person that is or will become immediately after such Investment a Subsidiary Guarantor or that will merge or consolidate into the Company or a Subsidiary Guarantor;

                  (2) Investments in the Company by any Restricted Subsidiary of
            the Company; provided that any Indebtedness evidencing such Investment is unsecured (except to the extent permitted by clause
            (14) of the definition of Permitted Liens) and subordinated pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture;

                  (3) Investments in cash and Cash Equivalents;

                  (4) loans and advances to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1,000,000 at any one time outstanding;

                  (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture;

                  (6) Investments in the Notes;

                  (7) Investments in trade creditors or customers received
            pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

                  (8) Investments made by the Company or its Restricted
            Subsidiaries as a result of consideration received in connection with any Asset Sale made in compliance with Section 4.16;

                  (9) any Investment existing on the Issue Date;

                  (10) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business;

                  (11) any Investment to the extent that the consideration
            therefor is Qualified Capital Stock of the Company;

                  (12) Investments in Foreign Restricted Subsidiaries in an
            amount not to exceed $3,000,000 at any one time outstanding; and

                  (13) additional Investments not to exceed $2,500,000 at any one time outstanding.

                  "Permitted Liens" means the following types of Liens:

                  (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (2) statutory Liens of landlords and Liens of carriers,
            warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                  (6) any interest or title of a lessor under any Capitalized
            Lease Obligation permitted pursuant to clause (10) of the definition of Permitted Indebtedness; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

                  (7) Liens securing Capitalized Lease Obligations and Purchase
            Money Indebtedness permitted pursuant to clause (10) or clause (15) of the definition of Permitted Indebtedness; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

                  (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

                  (11) Liens securing Interest Swap Obligations which Interest
            Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

                  (12) Liens securing Indebtedness under Currency Agreements that are permitted under this Indenture;

                  (13) Liens securing Acquired Indebtedness incurred in
            accordance with Section 4.12; provided that:

                        (a) such Liens secured such Acquired Indebtedness at the
                  time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

                        (b) such Liens do not extend to or cover any property or
                  assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

                  (14) Liens existing as of the Issue Date and securing
            Indebtedness permitted to be outstanding under clause (3) of the definition of Permitted Indebtedness to the extent and in the manner such Liens are in effect on the Issue Date;

                  (15) Liens securing the Notes and the Guarantees;

                  (16) Liens securing Indebtedness under the Credit Agreement to the extent such Indebtedness is permitted under clause (2) or clause
            (15) of the definition of Permitted Indebtedness;

                  (17) any interest of third parties in any escrow account
            established pursuant to the Merger Agreement;

                  (18) Liens for the benefit of the Company or a Subsidiary
            Guarantor on assets of any Restricted Subsidiary of the Company;

                  (19) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this paragraph and which has been incurred in accordance with Section 4.12; provided, however, that such Liens:
            (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

                  (20) Liens incurred in the ordinary course of business
            securing assets of the Company in addition to that described in clauses (1) through (19) above, so long as the obligations secured by such Liens do not exceed $1,000,000 at any one time outstanding and such obligations are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business).

            "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

            "Physical Notes" has the meaning set forth in Section 2.01.

            "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "Premises" has the meaning set forth in Section 4.21.

            "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

            "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Exhibit C.

            "Proceeds Purchase Date" has the meaning set forth in Section 4.16(f)(2).

            "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation made in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

            "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment (including Indebtedness incurred within one hundred eighty (180) days following such purchase, construction or improvement), including Indebtedness of a Person existing at the time such Person becomes a Subsidiary or assumed by the Company or one of its Subsidiaries in connection with the acquisition of assets from such Person; provided, however, that any Lien on such Indebtedness shall not extend to any property other than the property so acquired or constructed.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

            "Record Date" means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

            "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption pursuant to this Indenture and the Notes.

            "Redemption Price" means, when used with respect to any Note to be redeemed, the price fixed for such redemption pursuant to this Indenture and the Notes.

            "Reference Date" has the meaning set forth in Section 4.10.

            "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.12 (other than pursuant to clauses (1), (2), and (11) of the definition of Permitted Indebtedness), in each case that does not:

                  (1) result in an increase in the aggregate principal amount of
            Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

                  (2) create Indebtedness with: (a) a Weighted Average Life to
            Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company or a Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced;

                  (3) change any of the respective obligors on such Refinancing
            Indebtedness;

                  (4) affect the security, if any, for such Refinancing
            Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness); or

                  (5) afford the holders of such Refinancing Indebtedness
            covenants, defaults, rights or remedies more burdensome to the obligors than those contained in the Indebtedness being refinanced.

            "Registrar" has the meaning set forth in Section 2.03.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, between the Company, the Guarantors and the Initial Purchaser, as the same may be amended or modified from time to time in accordance with the terms thereof.

            "Regulation S" means Regulation S under the Securities Act.

            "Released Interests" means any asset constituting Liens securing the Notes with respect to items of Collateral: (1) that is sold or otherwise disposed of by the Company or one of the Subsidiary Guarantors to a Person other than the Company or a Subsidiary Guarantor in a transaction permitted by this Indenture, at the time of such sale or disposition; (2) that is owned or at any time acquired by a Subsidiary Guarantor that has been released from its Guarantee concurrently with the release of the Guarantee (including by virtue of such Restricted Guarantor becoming an Unrestricted Subsidiary); or (3) to the extent that the Company mails written notice of its request to release the Lien relating to such asset to the Trustee and the Holders and the Company does not receive written objections from Holders of at least 25% in aggregate principal amount at maturity of the Notes within twenty (20) Business Days after the mailing, provided that if the Company receive such objections, then the Company shall not be entitled to the release unless it obtain the consent of Holders of at least a majority in principal amount at maturity of the Notes.

            "Replacement Assets" means, with respect to any Asset Sale, properties and assets (including Capital Stock of a Person) that replace the properties and assets that were the subject of such Asset Sale or properties and assets (including Capital Stock of a Person) that will be used in the business of the Company and the Restricted Subsidiaries or in businesses reasonably related or ancillary thereto.

            "Restricted Payment" has the meaning set forth in Section 4.10.

            "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

            "Restricted Subsidiary" means, with respect to any Person, any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Sale/Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

            "SEC" means the Securities and Exchange Commission.

            "Secured Parties" has the meaning set forth in the Security
Agreement.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Security Agreement" means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

            "Significant Subsidiary" with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

            "Stockholders Agreement" means the Stockholders Agreement dated October 15, 2002 among Holdings, Atlantic Equity III, L.P. a Delaware limited partnership and the management stockholders listed therein.

            "Subsidiary" means, with respect to any Person: (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

            "Subsidiary Guarantor" means (1) all existing Domestic Restricted Subsidiaries and (2) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary

Guarantor; provided that any Person constituting a Subsidiary Guarantor as described above will cease to constitute a Subsidiary Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise set forth in Section 9.03.

            "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer this Indenture or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

            "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "U.C.C." means the Uniform Commercial Code, as in effect from time to time in the State of New York.

            "Unrestricted Subsidiary" of any Person means:

                  (1) any Subsidiary of such Person that at the time of
            determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

                  (2) any Subsidiary of an Unrestricted Subsidiary.

                  The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, provided that:

                  (1) the Company certifies to the Trustee that such designation complies with Section 4.10; and

                  (2) each Subsidiary to be so designated and each of its
            Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

                  The Board of Directors may designate any Unrestricted
            Subsidiary to be a Restricted Subsidiary only if:

                  (1) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation would, after giving effect to the designation of the Subsidiary as an Unrestricted Subsidiary, have been permitted to be incurred for all purposes of this Indenture; and

                  (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default will have occurred and be continuing.

                  Any such designation by the Board of Directors shall be
            evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

            "U.S. Legal Tender" means such coin or currency of the United States of America which, as at the time of payment, shall be legal tender for the payment of public and private debts.

            "U.S. Physical Notes" has the meaning set forth in Section 2.01.

            "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

            "Wholly-Owned Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Subsidiary of such Person.

            "Working Capital Collateral" means that portion of the Collateral consisting of cash, deposit accounts, receivables and inventory, together with all documents of title, letters of credit, books, records and files (whether in physical or electronic form) relating to the foregoing.

            SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes.

            "indenture security holder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on this Indenture securities means the Company or any other obligor on the Notes.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

            SECTION 1.03. Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (6) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                   ARTICLE TWO

                                    THE NOTES

            SECTION 2.01. Form and Dating.

            The Initial Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

            The terms and provisions contained in the forms of the Notes annexed hereto as Exhibit A and Exhibit B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A ("Global Notes"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C.

            Notes offered and sold in reliance on Rule 501(a)(1), (2), (3) or
(7) under the Securities Act shall be issued initially in the form of one or more permanent Global Notes deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C.

            Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more Global Notes deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C or shall be issued in the form of certificated Notes in registered form set forth in Exhibit A (the "Offshore Physical Notes").

            The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

            Notes offered and sold in reliance on any exemption from registration under the Securities Act other than pursuant to Rule 144A or Rule 501(a)(1), (2), (3) or (7) or Regulation S shall be issued, and Notes offered and sold in reliance on Rule 144A and Rule 501(a)(1), (2), (3) or (7) may be issued, in the form of certificated Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes."

            The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

            SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.

            An Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature.

            If an Officer or Assistant Secretary whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

            A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $93,750,000, (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes and (iii) subject to compliance with Section 4.12, one or more series of Notes for original issue after the Issue Date (such Notes to be substantially in the form of Exhibit A) in an unlimited amount ("Additional Notes") in each case upon written orders of the Company in the form of an Officers' Certificate, which Officers' Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Section 4.12. In addition, each Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes, and shall further specify the amount of such Notes to be issued as Global Notes, Offshore Physical Notes or U.S. Physical Notes. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

            The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

            The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 in principal amount and any integral multiple thereof.

            SECTION 2.03. Registrar and Paying Agent.

            The Company shall maintain an office or agency which shall initially be the office of the Trustee in The Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

            The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes. The Paying Agent or Registrar may resign upon thirty (30) days' written notice to the Company.

            SECTION 2.04. Obligations of Paying Agent.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the

Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

            SECTION 2.05. Holder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

            SECTION 2.06. Transfer and Exchange.

            Subject to the provisions of Sections 2.14 and 2.15, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, Article Three, 4.15, 4.16 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

            The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

            Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through the Depository, in accordance with this Indenture and the Applicable Procedures.

            SECTION 2.07. Replacement Notes.

            If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Trustee's requirements are met. Except with respect to mutilated Notes, if required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note shall constitute an additional obligation of the Company, entitled to the benefits of this Indenture.

            SECTION 2.08. Outstanding Notes.

            Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

            If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

            If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.09. Treasury Notes; When Notes Are Disregarded.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any of its Affiliates.

            SECTION 2.10. Temporary Notes.

            Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

            SECTION 2.11. Cancellation.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11. The Trustee shall dispose of all cancelled Notes in accordance with customary procedures or, at the written request of the Company, shall return the same to the Company.

            SECTION 2.12. CUSIP Numbers.

            A "CUSIP" number will be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

            The Company shall obtain separate CUSIP numbers for the Initial Notes and each series of Additional Notes; provided, however, that if the "issue price" within the meaning of Treasury regulations section 1.1273-2 of a series of Additional Notes is equal as of the date of issue of such series to the "adjusted issue price" within the meaning of Treasury regulations section 1.1275-1(b) of the Initial Notes (or Exchange Notes exchanged therefor) or another series of Additional Notes (or Exchange Notes exchanged therefor), then such series of Additional Notes (and Exchange Notes exchanged therefor) may be designated the same CUSIP number as the Initial Notes (or Exchange Notes exchanged therefor) or such other series of Additional Notes (or Exchange Notes exchanged therefor), as the case may be. The CUSIP number of each Exchange Note shall be the same as the CUSIP number of the Note exchanged therefor.

            SECTION 2.13. Deposit of Moneys.

            Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.

            SECTION 2.14. Book-Entry Provisions for Global Notes.

            (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

            Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the

Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            (b) Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged in accordance with the Applicable Procedures of the Depository and the provisions of Section 2.15. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor Depository is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

            (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become a beneficial interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to a beneficial interest in such other Global Notes for as long as it remains such an interest.

            (d) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and aggregate principal amount.

            (e) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

            (f) The Initial Notes (and Exchange Notes exchanged therefor) and each series of Additional Notes (and Exchange Notes exchanged therefor) shall be represented by different Global Notes; provided, however, that if a series of Additional Notes has an "issue price" within the meaning of Treasury regulations section 1.1273-2 as of the date of issue of such series equal to the "adjusted issue price" within the meaning of Treasury regulations section 1.1275-1(b) of the Initial Notes (or Exchange Notes exchanged therefor) or another series of Additional Notes (or Exchange Notes exchanged therefor), then such series of Additional Notes (and Exchange Notes exchanged therefor) may be represented by the same Global Note as the Initial Notes (or Exchange Notes exchanged therefor) or such other series of Additional Notes (or Exchange Notes exchanged therefor), as the case may be.

            (g) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit A.

            (h) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            SECTION 2.15. Special Transfer Provisions.

            (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

            (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after October 15, 2004 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

            (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
      (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar's procedures,

whereupon (1) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (2) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and principal amount.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

            (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

            (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section
2.15 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

            (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                 ARTICLE THREE

                                   REDEMPTION

            SECTION 3.01. Mandatory Redemption. On each of October 15, 2007 and October 15, 2008, the Company must make a pro rata partial redemption of the principal amount of each Note equal to 20% and 10%, respectively, of the original principal amount at maturity of such Note. In addition, the Company must pay accrued and unpaid interest on the principal amount of the Notes redeemed to the Redemption Date. If the Company issues Additional Notes after the Issue Date, these percentages will be reduced by multiplying the relevant percentage by a fraction, the numerator of which is the principal amount at maturity of Notes issued on the Issue Date and the denominator of which is the sum of the principal amount at maturity of such Notes and the principal amount at maturity of any Additional Notes. The principal amount at maturity of Notes the Company must redeem on the dates set forth above may be reduced, at the Company's option, by up to 100% of the aggregate principal amount at maturity of Notes the Company has previously repurchased pursuant to the Excess Cash Flow Offers described in Section 4.23. Mandatory redemption payments made pursuant to this Section 3.01 will be made in the same manner as interest payments on the Notes made on Interest Payment Dates. Any redemption as described in this
Section 3.01 will reduce the principal amount at maturity of each Note for all purposes under this Indenture.

            The Company will, no later than August 15th in the year in which a mandatory redemption is required, provide the trustee with an Officers' Certificate stating the aggregate principal amount of each Note to be redeemed pursuant to the provisions of the first paragraph of this Section 3.01 and setting forth the aggregate principal amount at maturity of Notes previously repurchased pursuant to Section 4.23 to be credited against such mandatory redemption. The Company will deliver any Notes which are to be so credited to the trustee with such Officers' Certificate (if not previously delivered to the trustee for cancellation) for credit and cancellation in accordance with such Officers' Certificate.

            SECTION 3.02. Optional Redemption.

            The Company may, at its option, redeem the Notes, in whole or in part, at specified times and under specified conditions, as set forth in Paragraph 5 of the Notes. If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount at maturity of the Notes to be redeemed.

            The Company shall give each notice provided for in this Section 3.02 at least sixty (60) days before the Redemption Date, together with an Officers' Certificate and Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

            SECTION 3.03. Selection of Notes to Be Redeemed.

            If fewer than all of the Notes are to be redeemed Notes pursuant to Paragraph [ ] of the Notes, the Trustee shall select the Notes to be redeemed
(1) in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or (2) if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and appropriate manner determined at the discretion of the Trustee; provided that no partial redemption will reduce the principal amount at maturity of a Note not redeemed to less than $1,000; and provided, further, that if a partial redemption is made with the proceeds of an Equity Offering then the selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is prohibited. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof, to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

            SECTION 3.04. Notice of Redemption.

            At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

            Each notice of redemption shall identify the Notes to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (3) the name and address of the Paying Agent;

            (4) the CUSIP number;

            (5) the subparagraph of the Notes pursuant to which such redemption is being made;

            (6) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

            (7) that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable redemption price, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

            (8) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

            (9) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

            SECTION 3.05. Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.04, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption
Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes.

            SECTION 3.06. Deposit of Redemption Price.

            Not later than 10:00 a.m. local time in the place of payment on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date.

            The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

            If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

            SECTION 3.07. Notes Redeemed in Part.

            Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

            SECTION 4.01. Payment of Notes.

            The Company shall pay the principal of, or premium, if any, or interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of, or premium, if any, or interest on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

            Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

            On each Interest Payment Date beginning March 1, 2008, in addition to accrued interest due on that date, the Company shall make a payment (the "HYDO Payment") on each Note in cash in immediately available funds, which payment will reduce the outstanding principal amount at maturity of the Note in an amount equal to the excess, if any, of (1) the total amount of interest and original issue discount (as determined under the Internal Revenue Code of 1986, as amended (the "Code")) accrued on the Note through such Interest Payment Date, over (2) the sum of (x) all amounts of interest (including accrued original issue discount) paid in cash with respect to such Note (or any predecessor Note) through and including such Interest Payment Date; (y) all HYDO Payments previously made by the Company; and (z) the annual "yield to maturity" applicable for purposes of the accrual of original issue discount under the Code multiplied by the original principal amount at maturity (without regard to any principal at maturity increases) of the Note. Any reduction as described in this paragraph will reduce the principal amount at maturity of the Note for all purposes under this Indenture.

            SECTION 4.02. Maintenance of Office or Agency.

            The Company shall maintain the office or agency required under
Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02 and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New

York for such purposes. The Company shall give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in accordance with Section 2.03.

            SECTION 4.03. Corporate Existence.

            Except as otherwise permitted by Article Five, Holdings and the Company shall each do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of Holdings, the Company and each such Restricted Subsidiary; provided, however, that Holdings and the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of Holdings and the Company, as applicable, shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

            SECTION 4.04. Payment of Taxes and Other Claims.

            Holdings and the Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or its properties or any of its Subsidiaries' properties and
(ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its properties or any of its Subsidiaries' properties; provided, however, that Holdings and the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

            SECTION 4.05. Maintenance of Properties and Insurance.

            (a) Holdings and the Company shall, and shall cause each of their respective Restricted Subsidiaries to, maintain all material properties in good working order and condition in all material respects (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Company or the Restricted Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and is not disadvantageous in any material respect to the Holders.

            (b) Holdings and the Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of Holdings and the Company, are adequate and appropriate for the conduct of the business of Holdings, the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry.

            SECTION 4.06. Compliance Certificate; Notice of Default.

            (a) The Company shall deliver to the Trustee, within ninety (90) days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom is the principal executive officer, principal financial officer or principal accounting officer) with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's actual knowledge Holdings during such preceding fiscal year has kept, observed, performed and fulfilled each and every condition and covenant under this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

            (b) The annual financial statements delivered pursuant to Section
4.08 shall be accompanied by a written report of Holdings' independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that Holdings has violated any provisions of Sections 4.04, 4.10, 4.11, 4.12 or Article Five insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five (5) Business Days of its becoming aware of such occurrence.

            SECTION 4.07. Compliance with Laws.

            Holdings and the Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

            SECTION 4.08. Reports to Holders.

            Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and, upon request, to the Holders of Notes:

            (a) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any, but only to the extent such Unrestricted Subsidiaries are material to the consolidated results of operations or financial condition of the Company or Holdings, as applicable) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

            (b) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations;

provided, however, that so long as Holdings is a Guarantor of the Notes and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and provided as described hereunder may, at the option of the Company, be filed by and be those of Holdings rather than the Company.

            In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC'S rules and regulations (unless the SEC will not accept such a filing). In addition, prior to the consummation of the Exchange Offer, for so long as any Notes remain outstanding, the Company shall furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            SECTION 4.09. Waiver of Stay, Extension or Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 4.10. Limitation on Restricted Payments. The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly (each, a "Restricted Payment"),

            (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company and dividends and distributions payable to the Company or another Restricted Subsidiary of the Company and pro rata dividends or distributions made by a Restricted Subsidiary that is not a Wholly-Owned Subsidiary) on or in respect of Capital Stock of the Company or its Restricted Subsidiaries to holders of such Capital Stock;

            (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or its Restricted Subsidiaries (other than any such Capital Stock of a Restricted Subsidiary of the Company or a Subsidiary Guarantor);

            (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee (other than Indebtedness permitted under clause (6) of the definition of Permitted Indebtedness); or

            (d)  make any Investment (other than any Permitted Investment),

      if at the time of such Restricted Payment or immediately after giving effect thereto, (1) a Default or an Event of Default shall have occurred and be continuing; or (2) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12; or (3) the aggregate amount of all Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property as determined in good faith by the Board of Directors of the Company at the time of the making thereof) shall exceed the sum of:

            (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and ending on the last day of the Company's last fiscal quarter for which financial statements are available (the "Reference Date") (treating such period as a single accounting period); plus

            (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) as a contribution to its capital or from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (including upon the exercise of options, warrants or rights); plus

            (y) 100% of the aggregate net cash proceeds received from the issuance of Indebtedness of the Company that have been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Reference Date; plus

            (z) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any of its Restricted Subsidiaries, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

      provided, however, that the foregoing sum will not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any of its Restricted Subsidiaries in such Person or Unrestricted Subsidiary; provided further, however, that no amount will be included under this clause (z) to the extent it is already included in the Consolidated Net Income of the Company pursuant to clause (w) above.

            Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

            (1) the payment of any dividend or redemption of any Capital Stock within sixty (60) days after the date of declaration or call for redemption thereof, if at such date of declaration or call for redemption, such payment or redemption would have been permitted;

            (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, either (i) solely in exchange for Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company;

            (3) the purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees either (i) solely in exchange for Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) Qualified Capital Stock of the Company or (b) Refinancing Indebtedness;

            (4) an Investment acquired as a result of the capital contribution or in exchange for, or out of the proceeds of, a substantially concurrent offering (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company;

            (5) payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets that complies with Section 5.01;

            (6) if no Default or Event of Default will have occurred and be continuing, repurchases, redemptions, acquisitions or retirements of (or payments to Holdings to permit Holdings to repurchase, redeem, acquire or retire) the Qualified Capital Stock of Holdings, the Company or any of its Restricted Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Restricted Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, former employees, directors or former directors; provided, however, that the aggregate amount paid for all repurchased, redeemed, acquired or retired Qualified Capital Stock does not exceed $500,000 during any twelve (12) month period (excluding any such repurchases, redemptions, acquisitions or retirements with the proceeds of any life insurance policy or policies maintained by the Company or under which the Company is a beneficiary);

            (7) repurchases, redemptions, acquisitions or retirements of the Qualified Capital Stock of the Company deemed to occur upon the exercise of options, warrants or other rights under employee benefit plans of the Company or any of its Subsidiaries if such Qualified Capital Stock represents all or a portion of the exercise price thereof;

            (8) if no Default or Event of Default will have occurred and be continuing, the redemption, repurchase, acquisition or retirement of Capital Stock of any Restricted Subsidiary; provided that if the Company or any of its Restricted Subsidiaries incurs Indebtedness in connection with such redemption, repurchase, acquisition or retirement, after giving effect to such incurrence and such redemption, repurchase, acquisition or retirement, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12;

            (9) dividends or distributions paid by the Company to Holdings to be used by Holdings to pay Federal, state and local taxes payable by Holdings and directly attributable or which arise as a result of the operations of the Company or any of its Restricted Subsidiaries; provided that such dividends or distributions do not exceed the amount the Company and its Restricted Subsidiaries would be required to pay as a stand-alone taxpayer;

            (10) any Restricted Payment pursuant to or contemplated by, or to pay amounts due under (whether such Restricted Payment is made to third parties or to Holdings for payment to third parties), the Merger Agreement or the Management Consulting Agreement; and

            (11) if no Default or Event of Default shall have occurred and be continuing, Restricted Payments (in addition to those permitted by clauses
      (1) through (10) of this paragraph) in an aggregate amount not to exceed $2,000,000 subsequent to the Issue Date.

            In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii), 3(ii)(a), (4), (6) and (11) shall be included in such calculation.

            Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

            SECTION 4.11. Limitation on Transactions with Affiliates.

            (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any contract, agreement, understanding, loan, advance, guarantee or other transaction or series of related transactions with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary (other than the Company or a Restricted Subsidiary, including any Person that becomes a Restricted Subsidiary as a result of such transaction) (collectively, "Interested Persons"), unless: (1) such transaction or series of transactions are on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would have been able to be obtained at the time for a comparable transaction in arm's-length dealings with third-parties that are not Interested Persons; (2) with respect to any transaction or series of related transactions involving aggregate value equal to or greater than $500,000 and less than $1,000,000, the Company shall have delivered an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (1) above; (3) with respect to any transaction or series of related transactions involving aggregate value equal to or greater than $1,000,000 and less than $5,000,000, (x) such transaction or series of related transactions will be approved by a majority of the disinterested members of the Board of Directors of the Company or the Board of Directors of such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction or series of related transactions complies with the foregoing provisions or (y) the Company shall have obtained a written opinion from an Independent Financial Advisor certifying that such transaction or series of related transactions is fair to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view; and
(4) with respect to any transaction or series of related transactions involving aggregate value equal to or greater than $5,000,000, the Company shall have obtained a written opinion from an Independent Financial Advisor certifying that such transaction or series of related transactions is fair to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view.

            (b) The restrictions set forth in clause (a) above shall not apply to: (1) reasonable fees and compensation (including stock options and other awards pursuant to the employee benefit plans of the Company or any of its Restricted Subsidiaries) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided that such transactions are not otherwise prohibited by this Indenture; (3) transactions pursuant to or contemplated by any agreement as in effect as of the Issue Date (including, without limitation, the Merger Agreement, the Stockholders Agreement and the Management Consulting Agreement), or any amendment, modification, renewal, Refinancing, replacement or substitution thereof so long as any such amendment, modification, renewal, Refinancing, replacement or substitution thereof is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (4) loans and advances to, and reimbursement of expenses incurred by, officers, directors and employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries; (5) any issuance or sale of the Qualified Capital Stock of the Company; or (6) Restricted Payments permitted by this Indenture.

            SECTION 4.12. Limitation on Incurrence of Additional Indebtedness.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary of the Company that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to (i) 2.0 to 1.0, if such proposed incurrence is to be consummated on or prior to October 15, 2004, (ii) 2.25 to 1.0, if such proposed incurrence is to be consummated on or prior to October 15, 2005 and (iii) 2.5 to 1.0, if such proposed incurrence is to be consummated thereafter.

            SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

            The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock to itself;
(b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (1) applicable law; (2) this Indenture, the Notes, the Guarantees and the Collateral Agreements; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date, including, without limitation, the Credit Agreement; (6) any contract for sale of assets permitted by Section 4.16 with respect to the assets to be sold pursuant to such contract; (7) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted

Subsidiary permitted under this Indenture to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and (8) amendments, modifications, renewals, Refinancings, replacements or substitutions of an instrument or agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrances or restrictions contained in any such Indebtedness, taken as a whole, are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrances or restrictions contained in the agreements or instruments so amended, modified, renewed, Refinanced, replaced or substituted.

            SECTION 4.14. Additional Subsidiary Guarantees.

            If the Company or any of its Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Subsidiary that, following such transaction or series of related transactions is a Domestic Restricted Subsidiary but is not a Guarantor, or if the Company or any of its Subsidiaries shall organize, acquire or otherwise invest in another Subsidiary that, following such organization, acquisition or investment, is a Domestic Restricted Subsidiary but is not a Guarantor, then such transferee or acquired or other Subsidiary shall:

            (a) execute and deliver to the Trustee a Guarantee in the form of Guarantee set forth in Exhibit A pursuant to which such Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company's obligations under the Notes and this Indenture on the terms set forth in this Indenture;

            (b) (i) execute and deliver to the Lender Agent such amendments to the Intercreditor Agreement as the Lender Agent deems necessary or advisable in order to make such Subsidiary a party to the Intercreditor Agreement; (ii) execute and deliver to the Collateral Agent and the Trustee such amendments to the Collateral Agreements as the Collateral Agent deems necessary or advisable in order to grant to Collateral Agent, for the benefit of the Holders and the Lenders, a perfected security interest in the Capital Stock of such new Subsidiary and the debt securities of such new Subsidiary (including (A) 100% of all Capital Stock of each of its direct Domestic Subsidiaries, (B) 65% of all Voting Stock of each of its direct Foreign Subsidiaries and (C) 100% of all Capital Stock (other than Voting Stock) of such Foreign Subsidiaries), subject only to Permitted Liens, which are owned by the Company or any Subsidiary and required to be pledged pursuant to the Security Agreement and (iii) deliver to the Collateral Agent the certificates representing such Capital Stock and debt securities, together with (x) in the case of such Capital Stock, undated stock powers or instruments of transfer, as applicable, endorsed in blank, and (y) in the case of such debt securities, endorsed in blank, in each case executed and delivered by an Officer of the Company or such Subsidiary, as the case may be;

            (c) take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Holders and the Trustee a perfected security interest in the assets of such new Subsidiary, subject only to Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Collateral Agent;

            (d) take such further action and execute and deliver such other documents specified in this Indenture or otherwise reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing; and

            (e) deliver to the Trustee an opinion of counsel that such supplemental indenture and any other documents required to be delivered (A) have been duly authorized, executed and delivered by such Restricted Subsidiary, (B) comply with the applicable requirements of this Section 4.14 and (C) constitute legal, valid, binding and enforceable obligations of such Restricted Subsidiary and such other opinions regarding the perfection of such liens in the Collateral of or consisting of the Capital Stock of such Restricted Subsidiary as provided for in this Indenture.

Thereafter, such Domestic Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

            SECTION 4.15. Limitation on Change of Control.

            (a) Upon the occurrence of a Change of Control, the Company shall make an offer to purchase all outstanding Notes pursuant to the offer described in clause (b) below (the "Change of Control Offer") at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase.

            (b) Within thirty (30) days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company shall send, by first class mail, postage prepaid, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

            (1) that the Change of Control Offer is being made pursuant to this
      Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment;

            (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

            (3) that any Note not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five (5) Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

            (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

            (8) the circumstances and relevant facts regarding such Change of Control.

            On or before the Change of Control Payment Date, the Company shall
(i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so tendered the purchase price for such Notes and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

            Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

            The Trustee may not waive the Company's obligation to offer to purchase the Notes pursuant to this Section 4.15.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

            The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Section 4.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

            SECTION 4.16. Limitation on Asset Sales.

            (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors); and (2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash and/or Cash Equivalents and is received at the time of such disposition. For purposes of this provision, the following will be deemed to be cash: (A) the amount of any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets so long as the documents governing such liabilities provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities and
(B) notes, securities or other similar obligations received by the Company or any of its Restricted Subsidiaries from such transferee that are converted, sold or exchanged, within one hundred eighty (180 ) days of the related Asset Sale, by the Company or any of its Restricted Subsidiaries into cash (with such amount actually realized being the portion deemed to be cash).

            (b) Upon the consummation of an Asset Sale, the Company may apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within one hundred eighty (180) days of receipt thereof either
(i) to repay Indebtedness under the Credit Agreement; (ii) to make an investment (or to enter into a legally binding agreement to invest) in Replacement Assets or to repay any Indebtedness incurred within one hundred eighty (180) days prior to such Asset Sale and used to acquire Replacement Assets in contemplation of such Asset Sale; or (iii) a combination of prepayment and investment permitted by the foregoing clauses.

            (c) Pending the application of any such Net Cash Proceeds, the Company may temporarily reduce Indebtedness or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company may, within ninety (90) days of such termination or within one hundred eighty (180) days of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in Section 4.16(b) (without regard to the parenthetical contained in clause (ii) thereof). The amount of such Net Cash Proceeds not so used as set forth in the immediately preceding paragraph or in this paragraph constitutes "Excess Proceeds." Notwithstanding the foregoing, for purposes of determining whether an Excess Proceeds Offer is required, pursuant to clause (d) below, Excess Proceeds at any time will be reduced by the Accreted Value of Notes acquired (and surrendered to the Trustee for cancellation) by the Company through open market purchases or optional redemption subsequent to the date of the Asset Sale giving rise to the Excess Proceeds.

            (d) When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company will, not less than thirty (30) nor more than sixty (60) days following such date, make an offer to purchase (an "Excess Proceeds Offer") from all Holders and all holders of other Indebtedness that ranks pari passu in right of payment with the Notes containing provisions requiring the redemption or prepayment or offers to purchase with the proceeds of sales of assets on a pro rata basis, that amount of Notes equal to the amount of the Excess Proceeds at a price equal to 100% of the Accreted Value of the Notes to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase (provided that in the case where such other Indebtedness is outstanding under a revolving credit or similar agreement, the commitment to lend thereunder is concurrently or permanently reduced). The aggregate Accreted Value of Notes to be purchased pursuant to an Excess Proceeds Offer may be reduced by the Accreted Value of Notes acquired by the Company through open market purchases or optional redemption subsequent to the date of the Asset Sale giving rise to the Excess Proceeds Offer and surrendered to the trustee for cancellation.

            (e) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.16, and shall comply with the provisions of this Section 4.16 with respect to such deemed sale as if it constituted an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

            (f) Each notice of an Excess Proceeds Offer pursuant to this Section
4.16 shall be mailed, by first class mail, postage prepaid, by the Company to all Holders at their last registered addresses as of a date within fifteen (15) days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer and shall state the following terms:

            (1) that the Excess Proceeds Offer is being made pursuant to this
      Section 4.16 and that all Notes tendered, in whole or in part in integral multiples of $1,000, will be accepted for payment; provided, however, that
      (i) if the aggregate principal amount of Notes tendered in an Excess Proceeds Offer plus accrued interest at the expiration of such offer is less than the aggregate amount of the Excess Proceeds Offer, the Company may use the deficiency for any purpose not otherwise prohibited by this Indenture and (ii) if the aggregate principal amount of Notes tendered in an Excess Proceeds Offer plus accrued interest thereon at the expiration of such offer exceeds the aggregate amount of the Excess Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis based on amounts tendered;

            (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be twenty (20) Business Days from the date of mailing of notice of such Excess Proceeds Offer, or such longer period as required by law) (the "Proceeds Purchase Date");

            (3) that any Note not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

            (5) that Holders electing to have a Note purchased pursuant to an Excess Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five (5) Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased; and

            (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

            On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Excess Proceeds Offer which are to be purchased in accordance with paragraph
(f)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted the purchase price for such Notes and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

            Any amounts remaining after the purchase of Notes pursuant to an Excess Proceeds Offer shall be returned by the Trustee to the Company and may be used for any purpose not otherwise prohibited by this Indenture.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.16 by virtue thereof.

            SECTION 4.17. Impairment of Security Interest.

            Neither the Company nor any of the Guarantors will take or omit to take any action which would adversely affect or impair the Liens in favor of the Collateral Agent, on behalf of itself, the Trustee and the holders of the Notes, with respect to the Collateral. Neither the Company nor any of its Restricted Subsidiaries shall grant to any Person, or permit any Person to retain (other than the Collateral Agent or a Sub-Collateral Agent), any interest whatsoever in the Collateral other than Permitted Liens. Neither the Company nor any of its Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted or required by this Indenture, the Notes, the Intercreditor Agreement, the Credit Agreement or the Collateral Agreements. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. The Company shall, and shall cause each Guarantor to, at its sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Agreements at such times and at such places as the Collateral Agent or the Trustee may reasonably request.

            SECTION 4.18. Limitation on Liens.

            The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

            SECTION 4.19. Conduct of Business.

            The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related or ancillary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

            SECTION 4.20. Limitation on Issuances and Sales of Capital Stock of Subsidiaries.

            The Company will not permit or cause any of its Restricted Subsidiaries to issue or sell any Capital Stock (other than director's qualifying shares and other than to the Company or to a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own or hold any Capital Stock of any Restricted Subsidiary of the Company or any Lien or security interest therein (other than the lenders under the Credit Agreement);

provided, however, that this provision shall not prohibit the sale of all of the Capital Stock of a Restricted Subsidiary in compliance with the provisions of
Section 4.16.

            SECTION 4.21. Real Estate Mortgages and Filings.

            With respect to any real property, other than a leasehold (individually and collectively, the "Premises"), (i) acquired after the Issue Date with a purchase price or (ii) as of the Issue Date, with a Fair Market Value, of greater than $500,000:

            (a) the Company shall deliver to the Collateral Agent, as mortgagee, fully-executed counterparts of Mortgages, each dated as of the date of acquisition of such property, duly executed by the Company or the applicable Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Collateral Agent desirable, to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

            (b) the Collateral Agent shall have received mortgagee's title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in amounts and in form and substance and issued by insurers reasonably acceptable to the Collateral Agent, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all liens, defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available, a revolving credit endorsement and such other endorsements as the Collateral Agent shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

            (c) the Company shall deliver to the Collateral Agent, with respect to each of the covered Premises, filings, surveys, local counsel opinions and fixture filings, along with such other documents, instruments, certificates and agreements as the Collateral Agent and its counsel shall reasonably request.

            SECTION 4.22. Leasehold Mortgages and Filings.

            The Company and each of its Restricted Subsidiaries shall deliver Mortgages with respect to the Company's leasehold interests in the premises (the "Leased Premises") occupied by the Company pursuant to leases entered into after the Issue Date (collectively, the "Leases," and individually, a "Lease"), other than renewals of leases existing on the Issue Date.

            Prior to the effective date of any Lease, the Company and such Restricted Subsidiaries shall provide to the Trustee all of the items described in clauses (b) and (c) of Section 4.21 and in addition shall use its reasonable commercial efforts to obtain an agreement executed by the lessor of the Lease, whereby the lessor consents to the Mortgage and waives or subordinates its landlord Lien (whether granted by the instrument creating the leasehold estate or by applicable law), if any, and which shall be entered into by the Collateral Agent.

            SECTION 4.23. Excess Cash Flow Offer.

            (a) Within one hundred twenty (120) days after the end of each fiscal year (beginning with the first full fiscal year after the Issue Date), the Company will make an offer to purchase to all Holders (the "Excess Cash Flow Offer") to purchase the maximum principal amount of Notes that may be purchased with 50% of Excess Cash Flow for such fiscal year (the "Excess Cash Flow Offer

Amount"), at a purchase price in cash equal to 100% of the Accreted Value of the Notes to be purchased, plus accrued and unpaid interest to the date of such purchase. Each Excess Cash Flow Offer shall remain open for a period of twenty
(20) Business Days, unless a longer period is required by law (the "Excess Cash Flow Offer Period"). Promptly after the termination of the Excess Cash Flow Offer Period, the Company shall purchase and send, by first-class mail, postage prepaid, payment for the Excess Cash Flow Offer Amount for the Notes or portions thereof tendered, pro rata (based on amounts tendered) or by such other method as may be required by law, or, if less than the Excess Cash Flow Offer Amount has been tendered, all Notes tendered pursuant to the Excess Cash Flow Offer. If the aggregate amount of Notes tendered pursuant to any Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount, the Company may, subject to the other provisions of this Indenture and the Collateral Agreements, use any such excess cash flow for general corporate purposes. Upon receiving notice of the Excess Cash Flow Offer, Holders may elect to tender their Notes, in whole or in part, in integral multiples of $1,000 in exchange for cash.

            (b) No later than thirty (30) days prior to the required purchase date, the Company shall send, by first-class mail, postage prepaid, notice to each holder, with a copy to the Trustee, which notice will govern the terms of the Excess Cash Flow Offer. Such notice will state, among other things: (1) the purchase price; (2) the purchase date, which must be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed, other than as may be required by law; (3) that the Company is making an Excess Cash Flow Offer; (4) that any Note not tendered will continue to accrue interest; (5) that unless the Company defaults on the payment of the purchase price, any Notes accepted for payment pursuant to the Excess Cash Flow Offer will cease to accrue interest after the purchase date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five (5) Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased; and (6) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

            (c) Holders electing to have a Note purchased pursuant to an Excess Cash Flow Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the purchase date.

            (d) On the purchase date, the Company shall, to the extent lawful:
(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Excess Cash Flow Offer; (2) deposit with the Paying Agent an amount equal to the purchase price in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Notes or portions thereof being purchased by the Company.

            (e) The Paying Agent shall promptly mail to each Holder of Notes so tendered the purchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered; provided that each such new Note will be in a principal amount at maturity of $1,000 or an integral multiple thereof.

            (f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Cash Flow offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.23, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.23 by virtue thereof.

            SECTION 4.24. Limitation on Capital Expenditures.

            The aggregate amount of the Company's and its Restricted Subsidiaries' Capital Expenditures in any consecutive four fiscal quarter period is limited to the greater of (i) one-third of the Company's EBITDA in the consecutive four fiscal quarter period ending with the latest fiscal quarter for which financial statements are required to be delivered by the Company or Holdings pursuant to Section 4.08 of this Indenture and (ii) the Capital Expenditures Basket.

            SECTION 4.25. Limitation on Sale/Leaseback Transactions.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any property unless (a) immediately after giving effect to such Sales/Leaseback Transaction, the Company or such Restricted Subsidiary would be entitled to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 and (ii) to the extent such Sale/Leaseback Transaction is an Asset Sale, the Company complies with Section 4.16.

            SECTION 4.26. Choice of Accrual Periods. For periods beginning after October 15, 2007, the final date of each "accrual period" for the Notes chosen by the Company for purposes of Treasury regulations section 1.163-7(d) will be each Interest Payment Date after October 15, 2007.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

            SECTION 5.01. Merger, Consolidation and Sale of Assets.

            (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) to any Person unless:

            (1) either: (i) the Company shall be the surviving or continuing corporation; or (ii) the Person (if other than the Company) formed by or surviving such consolidation or merger or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the properties and assets of the Company and of the Company's Restricted Subsidiaries: (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the Company's obligation for the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture, the Collateral Agreements and the Registration Rights Agreement on the part of the Company to be performed or observed;

            (2) immediately after giving effect to such transaction, the Company or such surviving entity, as the case may be will be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12; provided that this clause (2) does not apply if, in the good faith determination of the Board of Directors of the Company, whose determination will be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company and any such transaction will not have as one of its purposes the evasion of the foregoing limitations; and

            (3) immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default will have occurred or be continuing.

            In connection with any such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the Company or the surviving Person must deliver to the trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

            SECTION 5.02. Successor Corporation Substituted.

            Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section
5.01 in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such, and upon such substitution, the Company and any Guarantors that remain Subsidiaries of the Company after such consolidation, merger or sale shall be released from the Notes and this Indenture.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

            SECTION 6.01. Events of Default.

            Each of the following is an "Event of Default":

            (1) the Company or any Guarantor fails to pay premium, if any, interest on or any other amount (other than principal of the Notes) on any Notes when the same becomes due and payable and the default continues for a period of thirty (30) days;

            (2) the Company or any Guarantor fails to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon optional or mandatory redemption, required purchase or otherwise;

            (3) a default occurs in the observance or performance of any other covenant contained in this Indenture (other than the payment of the principal of, or premium, if any, interest or any other amount on any Note or a failure to purchase Notes validly tendered under Section 4.15 or 4.16) which default continues for a period of thirty (30) days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount at maturity of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

            (4) a default under any other agreement contained in this Indenture or under any agreement contained in any Collateral Agreement, which default continues for a period of sixty (60) days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount at maturity of the Notes;

            (5) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within twenty (20) days from the date of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $5,000,000 or more at any one time;

            (6) one or more judgments in an aggregate amount in excess of $5,000,000 (which are not covered by a reputable and solvent third party insurer as to which such insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unbonded, unpaid or unstayed for a period of sixty (60) days after such judgment or judgments become final and non-appealable;

            (7) the Company or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it or
      (E) makes a general assignment for the benefit of its creditors;

            (8) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall
      (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a Custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of sixty
      (60) consecutive days;

            (9) any Collateral Agreement at any time for any reason shall cease to be in full force and effect (other than as provided by the terms of such Collateral Agreement and this Indenture), or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the Lenders and other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Collateral Agreement;

            (10) the Company or any of the Subsidiaries, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement; or

            (11) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (in each case, other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

            SECTION 6.02. Rights of the Company.

            So long as no Event of Default has occurred and is continuing, and subject to certain terms and conditions in this Indenture, the Credit Agreement, the Collateral Agreements and the Intercreditor Agreement, the Company shall be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Capital Stock of any of its Subsidiaries held as Collateral and to exercise any voting, consensual rights and other rights pertaining to such Capital Stock. Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement and the documents securing the Credit Agreement, upon notice from the Collateral Agent,
(a) all of the Company's rights to exercise such voting, consensual rights, or other rights will cease and all such rights will become vested in the Collateral Agent, which, to the extent permitted by law, will have the sole right to exercise such voting, consensual rights or other rights, (b) all of the Company's rights to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will cease, and such cash dividends, interest and other payments will be paid to the Collateral Agent or the lenders under the Credit Agreement, and (c) the Collateral Agent may sell the Collateral or any part thereof in accordance with, and subject to the terms of, the Collateral Agreements subject to the prior rights of the lenders under the Credit Agreement. All funds distributed under the Collateral Agreements by the Collateral Agent will be distributed by the Collateral Agent in accordance with the provisions of the Intercreditor Agreement and this Indenture.

            SECTION 6.03. Acceleration.

            (a) If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.05, then the Trustee or the Holders of at least 25% in principal amount at maturity of outstanding Notes may declare the Accreted Value of and accrued and unpaid interest on all the outstanding Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

            (b) If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, then the Accreted Value of and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            (c) At any time after a declaration of acceleration with respect to the Notes in accordance with this Section 6.03, the Holders of a majority in principal amount at maturity of the Notes may rescind and cancel such declaration and its consequences if (1) the rescission would not conflict with any judgment or decree; (2) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid; (4) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and (5) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7) or (8), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

            SECTION 6.04. Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            SECTION 6.05. Waiver of Past Defaults.

            Subject to Sections 2.09, 6.08 and 9.02, the Holders of a majority in principal amount at maturity of the Notes by notice to the Trustee may waive an existing Default or Event of Default under this Indenture, and its consequences, except a Default in the payment of principal thereof, or premium or interest thereon, as specified in clauses (1) and (2) of Section 6.01 or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note then outstanding. When a Default or Event of Default is waived, it is cured and ceases.

            SECTION 6.06. Control by Majority.

            Subject to Section 2.09, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, including, without limitation, any remedies provided for in Section 6.04. Subject to
Section 7.01 and 7.02(f), however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            SECTION 6.07. Limitation on Suits.

            A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to institute proceedings in respect of that Event of Default;

            (3) such Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

            (4) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and

            (5) during such 60-day period the Holders of a majority in principal amount at maturity of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

            The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal and premium, if any, or interest on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof) or the institution of any proceeding with respect to this Indenture or any remedy hereunder, including without limitation acceleration, by the Holders of a majority in principal amount at maturity of outstanding Notes; provided that upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt notice thereof.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

            SECTION 6.08. Rights of Holders to Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.09. Collection Suit by Trustee.

            If an Event of Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            SECTION 6.10. Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. The Company's payment obligations under this Section 6.10 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 6.11. Priorities.

            If the Trustee collects any money or property pursuant to this Article Six, it shall, subject to the terms of the Intercreditor Agreement, pay out the money in the following order:

            First: to the Trustee, the Collateral Agent, the Paying Agent and the Registrar for amounts due under Section 7.07;

            Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

            Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

            Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

            The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

            SECTION 6.12. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

            SECTION 6.13. Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding has been instituted.

                                  ARTICLE SEVEN

                                     TRUSTEE

            SECTION 7.01. Duties of Trustee.

            The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and substantially conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they substantially conform to the requirements of this Indenture.

            (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.06.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

            (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

            SECTION 7.02. Rights of Trustee.

            Subject to Section 7.01:

            (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

            (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys. Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of Articles 4 or 5 hereof.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

            (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

            SECTION 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture, and the Trustee is subject to TIA Sections 310(b) and 311.

            SECTION 7.04. Trustee's Disclaimer.

            The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

            SECTION 7.05. Notice of Default.

            If a Default or an Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder, with a copy to the Company, notice of the Default or Event of Default within ten (10) days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to an Excess Proceeds Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

            The Company shall furnish to the Trustee annual statements as to the performance by the Company and the Guarantors of their respective obligations under this Indenture and as to any default in such performance. The Company shall notify the Trustee promptly of the occurrence of any Default or Event of Default.

            SECTION 7.06. Reports by Trustee to Holders.

            Within sixty (60) days after each October 15, beginning with October 15, 2003, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).

            A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange or market, if any, on which the Notes are listed or quoted.

            The Company shall promptly notify the Trustee if the Notes become listed or quoted on any stock exchange or market and the Trustee shall comply with TIA Section 313(d).

            SECTION 7.07. Compensation and Indemnity.

            The Company shall pay to the Trustee, the Collateral Agent, the Paying Agent and the Registrar (each an "Indemnified Party") from time to time reasonable compensation for their respective services as Trustee, Collateral Agent, Paying Agent or Registrar, as the case may be. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse each Indemnified Party upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under, as the case may be, this Indenture, the Collateral Agreements or the Intercreditor Agreement, except any such expense as may arise from its gross negligence (or in the case of the Trustee, mere "negligence"), bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of each of such Indemnified Party's agents and counsel.

            The Company hereby indemnifies each Indemnified Party and its agents, employees, stockholders and directors and officers for, and holds each of them harmless against, any loss, cost, claim, liability or expense incurred by any of them except for such actions to the extent caused by any gross negligence (or in the case of the Trustee, mere "negligence"), bad faith or willful misconduct on the part of such Indemnified Party, arising out of or in connection with this Indenture, the Collateral Agreements or the Intercreditor Agreement, or the administration of this trust, including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder or thereunder. The Trustee shall notify the Company promptly of any claim asserted against an Indemnified Party for which such Indemnified Party has advised the Trustee that it may seek indemnity hereunder. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Indemnified Party's sole discretion, the Company shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party. Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Indemnified Party's defense and there is no conflict of interest between the Company and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by an Indemnified Party through its gross negligence (or in the case of the Trustee, mere "negligence", bad faith or willful misconduct.

            To secure the Company's payment obligations in this Section 7.07, each Indemnified Party shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes which have been called for redemption.

            When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, such expenses (including the reasonable charges and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

            The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, termination of the Collateral Agreements or the Intercreditor Agreement or the resignation of the Trustee.

            The Trustee shall comply with the provisions of TIA Section 312(b)(2) to the extent applicable.

            SECTION 7.08. Replacement of Trustee.

            The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount at maturity of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

            Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article Seven.

            SECTION 7.10. Eligibility; Disqualification.

            (a) This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA
Section 310 shall apply to the Company, as obligor of the Notes.

            (b) If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee will either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

            SECTION 7.11. Preferential Collection of Claims Against Company.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

            SECTION 7.12. [RESERVED]

            SECTION 7.13. Co-trustees, co-Collateral Agent and Separate Trustees, Collateral Agent.

            (a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company and the Trustee shall have the power to appoint, and, upon the written request of the Trustee or of the Holders of at least 25% in principal amount of the Notes outstanding, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, to act as co-collateral agent, jointly with the Collateral Agent, or to act as separate trustees or Collateral Agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.13. As of the Issue Date, the Company and the Trustee hereby appoint U.S. Bank Trust National Association as the initial Collateral Agent and U.S. Bank Trust National Association hereby accepts such appointment and agrees to act and serve in such capacity. If the Company does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have the power to make such appointment.

            (b) Should any written instrument from the Company be required by any co-trustee, co-Collateral Agent or separate trustee or separate Collateral Agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

            (c) Every co-trustee, co-collateral agent or separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

            (i) The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

            (ii) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, or by the Collateral Agent and such co-Collateral Agent or separate Collateral Agent, jointly as shall be provided in the instrument appointing such co-trustee or separate trustee, Collateral Agent or co-Collateral Agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee, Collateral Agent or co-Collateral Agent.

            (iii) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 7.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, co-collateral agent or separate trustee, separate collateral agent without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, co-collateral agent, separate trustee or separate collateral agent so resigned or removed may be appointed in the manner provided in this
      Section 7.13.

            (iv) No co-trustee, co-collateral agent, separate trustee or separate collateral agent hereunder shall be personally liable by reason of any act or omission of the Trustee, or any, other such trustee hereunder.

            (v) Any act of Holders delivered to the Trustee or Collateral Agent shall be deemed to have been delivered to each such co-trustee, co-collateral agent, separate trustee and separate collateral agent.

            SECTION 7.14. Authorization of Actions to Be Taken by the Trustee Under the Collateral Agreements.

            Subject to the provisions of the applicable Collateral Agreements and the Intercreditor Agreement, (a) the Trustee and the Collateral Agent will execute and deliver the Collateral Agreements and the Intercreditor Agreement and act in accordance with the terms thereof, (b) the Trustee and the Collateral Agent may, in their sole discretion and without the consent of the Holders, take all actions they deem necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder, and (c) the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as they may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Trustee and the Collateral Agent may deem expedient to preserve or protect their interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent). Notwithstanding the foregoing, the Trustee may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, shall take such actions.

            SECTION 7.15. Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Agreements, and to make further distributions of such funds to the Holders in accordance with the provisions of Section 6.11 and the other provisions of this Indenture.

                                  ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE OF INDENTURE

            SECTION 8.01. Legal Defeasance and Covenant Defeasance.

            (a) The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

            (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes on the date the applicable conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01 and (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company's obligations in connection therewith. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

            (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company and its Restricted Subsidiaries shall be released and discharged from their obligations under any covenant contained in Article Five, Sections 4.05 and 4.08, and Sections 4.10 through
4.25 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3) or 6.01(4), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in
Section 8.03, Sections 6.01(3), 6.01(4), 6.01(5) and 6.01(6) shall not constitute Events of Default.

            (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

            (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the

      Trustee, U.S. Legal Tender or U.S. Government Obligations or a combination thereof in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Notes to maturity or redemption; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes to maturity or redemption;

            (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the Incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such Incurrence);

            (3) Such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which it or its property is bound;

            (4) (i) In the event the Company elects paragraph (b) above, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance contemplated hereby and will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred or (ii) in the event the Company elects paragraph (c) above, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance contemplated hereby and will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (5) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

            (6) The Company shall have delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that (A) the trust funds will not be subject to the rights of holders of Indebtedness of the Company other than the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder of Notes is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

            (7) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this
      Section 8.01 have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.01(d)(4)(i) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

            In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

            SECTION 8.02. Satisfaction and Discharge.

            In addition to the Company's rights under Section 8.01, the Company may terminate all of its obligations under this Indenture (subject to Section 8.03), when:

            (1) either:

                  (a) all the Notes theretofore authenticated and delivered
            (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                  (b) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangement satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

            (2) the Company or any Guarantor has paid all other sums payable under this Indenture by the Company; and

            (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

            SECTION 8.03. Survival of Certain Obligations.

            Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.13, 4.01, 4.02 and 6.08, Article Seven and Sections 8.05, 8.06 and

8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06 and
8.07 shall survive.

            SECTION 8.04. Acknowledgment of Discharge by Trustee.

            Subject to Section 8.07, after (i) the conditions of Section 8.01 or
8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.03.

            SECTION 8.05. Application of Trust Moneys.

            The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to
Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of and interest on the Notes. Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.01(d) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

            SECTION 8.06. Repayment to the Company; Unclaimed Money.

            Subject to Sections 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time. The Trustee and the Paying Agent will pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of a written request from the Company any money held by it for the payment of principal or interest that remains unclaimed for two years after payment to the Holders is required, without interest thereon; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company, without interest thereon. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

            SECTION 8.07. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01 or 8.02 until
such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

            SECTION 9.01. Without Consent of Holders.

            The Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture, the Notes or the Guarantees without notice to or consent of any Holder:

            (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not in the opinion of the Trustee (which may be based on such opinions and certificates as it deems advisable) adversely affect the rights of any Holder in any material respect;

            (2) to comply with Article Five or Section 4.14;

            (3) to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees;

            (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (5) to make any change that would provide any additional benefit or rights to the Holders;

            (6) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes as a single issue of securities; or

            (7) to make any other change that does not adversely affect in any material respect the rights of any Holders hereunder;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate stating that such amendment or supplement complies with the provisions of this Section 9.01.

            Notwithstanding the foregoing, in formulating its opinion in regards to Section 9.01(1) or (7) the Trustee is entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

            SECTION 9.02. With Consent of Holders.

            Subject to Section 6.08, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture, the Notes or the Guarantees without notice to any other Holders. Subject to Section 6.08, the Holder or Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. However, no amendment, supplement or waiver, including a waiver pursuant to
Section 6.05, shall without the consent of each Holder of each Note affected thereby:

            (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

            (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

            (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

            (4) make any Notes payable in money other than that stated in the Notes;

            (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, permitting holders of a majority in principal amount at maturity of a class of Notes to waive Defaults or Events of Default; or

            (6) after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

            (7) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders;

            (8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

            (9) release all or substantially all of the Collateral; or

            (10) make any change to Section 9.01 or this Section 9.02.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

            SECTION 9.03. Compliance with TIA.

            Every amendment, waiver or supplement of this Indenture, the Notes or the Guarantees shall comply with the TIA as then in effect.

            SECTION 9.04. Revocation and Effect of Consents.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be either (i) at least thirty (30) days prior to the first solicitation of such consent or (ii) the date of the most recent list furnished to the Trustee under Section 2.05. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (9) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

            SECTION 9.05. Notation on or Exchange of Notes.

            If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver. Any such notation or exchange shall be made at the sole cost and expense of the Company.

            SECTION 9.06. Trustee to Sign Amendments, Etc.

            The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee and shall be paid for by the Company.

            SECTION 9.07. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                   ARTICLE TEN

                                    GUARANTEE

            SECTION 10.01. Guarantee.

            Each Guarantor hereby fully, irrevocably and unconditionally, jointly and severally, unconditionally and irrevocably guarantees (such guarantee to be referred to herein as the "Guarantee"), to each of the Holders, the Trustee , the Collateral Agent, the Paying Agent and the Registrar and their respective successors and assigns (each, a "Beneficiary" and, collectively, the "Beneficiaries" that (i) the principal of, premium, if any and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to any and all Beneficiaries hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof, thereof and the Collateral Agreements and Intercreditor Agreement; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and
(ii) above, to the limitations set forth in Section 10.03. The Guarantee of each Guarantor will rank senior in right of payment to all subordinated Indebtedness of such Guarantor and equal in right of payment with all other senior obligations of such Guarantor, including borrowings or guarantees of borrowings under the Credit Agreement. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any of the Holders or other Beneficiaries with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. The Guarantee is a guarantee of payment and not of collection. If any Beneficiary is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to such Beneficiary, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Beneficiaries, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

            SECTION 10.02. Release of a Subsidiary Guarantor.

            In the event all of the Capital Stock of a Subsidiary Guarantor is sold by the Company and the sale complies with Section 4.16, or in the event of the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with this Indenture, such Subsidiary Guarantor's Guarantee will be released.

            The Trustee shall promptly deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section
10.02. Any Subsidiary Guarantor not so released remains liable for the full amount of its Guarantee as provided in this Article Ten.

            SECTION 10.03. Limitation of Subsidiary Guarantor's Liability.

            Each Subsidiary Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 10.05, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

            SECTION 10.04. Guarantors May Consolidate, etc., on Certain Terms.

            No Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any sale of such Guarantor in a transaction complying with
Section 4.16) will, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor that is a Wholly Owned Restricted Subsidiary unless:

            (1) the entity formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia;

            (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee and the Collateral Agreements;

            (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

            (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of Section 5.01(a)(2).

            In connection with any such consolidation or merger, the Company shall deliver to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger and supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving Person) or another Guarantor that is a Wholly-Owned Restricted Subsidiary need only comply with this paragraph.

            SECTION 10.05. Contribution.

            In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits of this Indenture, the Notes or the Guarantees.

            SECTION 10.06. Waiver of Subrogation.

            Each Guarantor hereby agrees that it will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the prior irrevocable payment in full in cash of all obligations under the Guarantee and any other obligations under this Indenture or the Notes (the "Guaranteed Obligations"). Any amount paid to any Guarantor on account of any payment made hereunder prior to the payment in full in cash of all Guaranteed Obligations shall be held in trust for the benefit of the Secured Parties and shall immediately be paid to the Secured Parties and credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Indenture; provided, however, that if (a) such Guarantor has made irrevocable payment of all of the Guaranteed Obligations, (b) all Guaranteed Obligations have been irrevocably paid in full in cash and (c) such Guarantor provides to the Trustee and the Collateral Agent (in form and substance reasonably acceptable to the Trustee) an Opinion of Counsel and Officers' Certificate supporting such request, the Trustee agrees that, at the requesting Guarantor's request and at the expense of the Company, the Trustee will execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor. In furtherance of the foregoing, for so long as any Guaranteed Obligations remain outstanding, each Guarantor shall refrain from taking any action or commencing any proceeding against the Company or any other Guarantor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guarantee.

            SECTION 10.07. No Set-Off.

            Each payment to be made by a Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

            SECTION 10.08. Obligations Absolute.

            The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owning or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect hereof.

            SECTION 10.09. Obligations Continuing.

            The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

            SECTION 10.10. Obligations Not Reduced.

            The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

            SECTION 10.11. Obligations Reinstated.

            The obligations or each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders or other Beneficiaries upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

            SECTION 10.12. Obligations Not Affected.

            The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

            (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company of any other Person;

            (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture, the Notes or any other document or instrument;

            (c) any failure of the Company or the Trustee, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Guarantor;

            (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release of discharge of any such right or remedy;

            (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

            (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

            (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;

            (h) any merger or amalgamation of the Company or a Guarantor with any Person or Persons;

            (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or count amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Guarantor under its Guarantee; and

            (j) any other circumstance, including release of the Guarantor pursuant to Section 10.04 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of a Guarantor in respect of its Guarantee hereunder.

            SECTION 10.13. No Obligation to Take Action Against the Company.

            Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

            SECTION 10.14. Dealing with the Company and Others.

            The Holders or the Trustee (acting on behalf of the Holders), without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

            (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

            (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

            (c) accept compromises or arrangements from the Company;

            (d) apply all monies at any time received from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit.

            SECTION 10.15. Default and Enforcement.

            If any Guarantor fails to pay hereunder, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and recover from such Guarantor the obligations.

            SECTION 10.16. Evidence of Guarantee.

            To evidence their guarantees to the Holders set forth in this Article Ten, each of the Guarantors hereby agrees to execute the notation of Guarantee in substantially the form included in the Notes attached as Exhibits A and B. Each such notation of Guarantee shall be signed on behalf of each Guarantor by an Officer or an assistant Secretary. An Officer (who shall, in each case, have been duly authorized by all requisite corporate actions) of the Guarantors shall execute the Guarantees by manual or facsimile signature.

            If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates such Note, such Note shall nevertheless be valid.

            Each Guarantor hereby agrees that its Guarantee set forth in Section
10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

            If an Officer or assistant Secretary whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

            SECTION 10.17. Waiver of Stay, Extension or Usury Laws.

            Each Guarantor covenants to the extent permitted by law that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Guarantee; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

            SECTION 11.01. Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Any provision of the TIA which is required to be included in a qualified Indenture, but not expressly included herein, shall be deemed to be included by this reference.

            SECTION 11.02. Notices.

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Company:

            Golfsmith International, Inc.
            11000 N. IH-35
            Austin, TX  78753-3195
            Attn:  Chief Executive Officer
            Facsimile Number:  512-837-9347

            if to the Trustee:

            U.S. Bank Trust National Association
            100 Wall Street, 16th Floor
            New York, New York  10005
            Attn:  Corporate Trust Services
            Facsimile Number:  212-809-5459 and 212-514-6841

            Each of the Company and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 11.03. Communications by Holders with Other Holders.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

            SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee upon request:

            (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture relating to the proposed action have been complied with.

            SECTION 11.05. Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

            SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.

            The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

            SECTION 11.07. Legal Holidays.

            A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            SECTION 11.08. Governing Law.

            THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

            SECTION 11.09. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            SECTION 11.10. No Recourse Against Others.

            A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or of the Trustee shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

            SECTION 11.11. Successors.

            All agreements of the Company and the Guarantors in this Indenture, the Notes, and the Guarantees shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 11.12. Duplicate Originals.

            All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

            SECTION 11.13. Severability.

            In case any one or more of the provisions in this Indenture, the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                 ARTICLE TWELVE

                            AGREEMENT TO SUBORDINATE
                      CERTAIN SECURITY INTERESTS; SECURITY

            SECTION 12.01. Subordination of Certain Security Interests.

            Each of the Company and each Guarantor agrees, and each Holder by its acceptance of its Note likewise agrees, that the Trustee and the Collateral Agent, on behalf of each Holder, shall enter into (and in the case of each Holder, by its acceptance of its Note authorizes and directs the Trustee and the Collateral Agent to execute and deliver) the Intercreditor Agreement with, inter alia, the Company, the Guarantors and the Lender Agent pursuant to which, among other things, (i) the Lender Agent shall be recognized as having a first priority security interest for the benefit of itself and the Lenders in all of the assets of the Company and the Guarantors other than the real property, fixtures, equipment and proceeds thereof of such Persons and (ii) the Collateral Agent shall be recognized as having (A) a second priority security interest for the benefit of itself, the Trustee and the Holders in all of the assets of the Company and the Guarantors other than the real property, fixtures, equipment and proceeds thereof of such Persons and (B) a first priority security interest in the real property, fixtures, equipment and proceeds of such Persons, in each case, as more fully described therein. Notwithstanding the foregoing, the grant of a Lien on such assets pursuant to the terms of the Credit Agreement shall not, other than as specifically set forth in the Intercreditor Agreement, adversely affect in any manner whatsoever the security interests created by the Collateral Agreements.

            SECTION 12.02. Further Assurances.

            Each Holder by its acceptance of its Note further authorizes and expressly directs the Trustee and the Collateral Agent on its behalf to take such action as may be necessary or appropriate to effectuate the terms of the Intercreditor Agreement including entering into replacement Intercreditor Agreements substantially in the form of the one executed and delivered on the Issue Date if the Credit Agreement is refinanced or otherwise replaced in accordance with the terms of this Indenture. Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the Intercreditor Agreement and all such replacement Intercreditor Agreements and each of the Guarantors and the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Intercreditor Agreement.

            SECTION 12.03. Recording and Opinions.

            (a) The Company shall take or cause to be taken all action required to perfect, maintain, preserve and protect the security interests in the Collateral granted by the Collateral Agreements but subject to the Intercreditor Agreement, including, without limitation, (i) the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the

Holders, the Trustee and the Collateral Agent under this Indenture and the Collateral Agreements to all property comprising the Collateral, and (ii) the delivery (for so long as the Credit Agreement is in effect, as defined in Section 8-301(a)(2) of the U.C.C.; otherwise, as defined in Section 8-301(a)(1) of the U.C.C.) of the certificates evidencing the securities pledged under the Security Agreement, duly endorsed in blank, it being understood that concurrently with the execution of this Indenture the Company has delivered financing statements for filing by the Initial Purchaser or its agents. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Agreements, the Intercreditor Agreement and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

            (b) The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), at such time as required by TIA Section 314(b), and promptly after the execution and delivery of any other instrument of further assurance or amendment granting, perfecting, protecting, preserving or making effective a security interest pursuant to any Collateral Agreement, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Collateral Agreements, financing statements and fixture filings then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed, and all certificates evidencing Pledged Securities pledged to the Collateral Agent for the benefit of itself, the Trustee and the Holders under the Security Agreement have been delivered and duly endorsed in blank, to the extent necessary to perfect the security interests created by the Security Agreement and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Collateral Agreements and such other instruments, such recording, registering, filing and delivery are the only recordings, registerings, filings and deliveries necessary to perfect such security interest and that no re-recordings, re-registerings, re-filings or re-deliveries are necessary to maintain such perfection, and further stating that all financing statements and continuation statements have been executed and filed, and all such certificates have been delivered, that are necessary fully to preserve and protect the rights of and perfect such security interests of the Collateral Agent for the benefit of itself, the Holders and, the Trustee under the Collateral Agreements or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any security interest created under any of the Collateral Agreements as intended by this Indenture, the Notes and such Collateral Agreements.

            (c) Annually, within thirty (30) days after the fifteenth day of October and beginning with the year 2003, the Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), an Opinion of Counsel, dated as of such date, either (i) stating that: (A) in the opinion of such counsel, action has been taken with respect to the registering, recording, filing, re-recording, re-registering and refiling of this Indenture, and all supplemental indentures, financing statements, continuation statements and other documents, and delivery of all certificates, as are then necessary to perfect or continue the perfection of the security interests created by the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given; and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months fully to maintain, perfect or continue the perfection of such security interests under the Collateral Agreements with respect to the Collateral and to maintain, preserve, and protect the rights of the Holders and the Trustee hereunder and under the Collateral Agreements or (ii) stating that, in the opinion of such counsel, no such action is then necessary to perfect or continue the perfection of such security interests.

            SECTION 12.04. Release of Collateral.

            (a) Subject to the Intercreditor Agreement, the Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture, the Intercreditor Agreement and the applicable Collateral Agreements.

            (b) To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the security interests created by this Indenture and the Collateral Agreements to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is "independent" if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company. The Trustee shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

            (c) Notwithstanding any provision to the contrary in this Indenture, but subject in all respects to the Intercreditor Agreement,Collateral comprised of accounts receivable, inventory or (prior to an Event of Default) the proceeds of the foregoing shall be subject to release upon sales of such inventory and collection of the proceeds of such receivables in the ordinary course of business. If requested in writing by the Company or any applicable Guarantor, the Collateral Agent or the Sub-Collateral Agent shall execute and deliver such documents, instruments or statements and to take such other action as the Company or such other Pledgor may reasonably request to evidence or confirm that the Collateral falling under this Section 12.04 has been released from the Lien of each of the Collateral Agreements.

            SECTION 12.05. Authorization of Actions to Be Taken by the Trustee Under the Collateral Agreements.

            Subject to the provisions of the applicable Collateral Agreements and the Intercreditor Agreement, (a) the Trustee and the Collateral Agent may, in their sole discretion and without the consent of the Holders, take all actions they deem necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder, and (b) the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as they may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Trustee and the Collateral Agent may deem expedient to preserve or protect their interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent). Notwithstanding the foregoing, the Trustee may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.

            SECTION 12.06. Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

            The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Agreements, and to make further distributions of such funds to the Holders in accordance with the provisions of
Section 6.11 and the other provisions of this Indenture.

                                                                       INDENTURE

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                    GOLFSMITH INTERNATIONAL, INC.



                          By:          /s/     NOEL E. WILENS
                              --------------------------------------------------
                              Name:    Noel E. Wilens
                              Title:   Vice President

                          U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee



                          By:          /s/     BARBARA A. NASTRO
                              --------------------------------------------------
                              Name:    Barbara A. Nastro
                              Title:   Vice President

                          GOLFSMITH INTERNATIONAL HOLDINGS, INC., as Guarantor



                          By:          /s/     NOEL E. WILENS
                              --------------------------------------------------
                              Name:    Noel E. Wilens
                              Title:   Vice President

                          GOLFSMITH GP HOLDINGS, INC., as Subsidiary Guarantor



                          By:          /s/     NOEL E. WILENS
                              --------------------------------------------------
                              Name:    Noel E. Wilens
                              Title:   Vice President

                          GOLFSMITH HOLDINGS, L.P., as Subsidiary Guarantor
                          By: Golfsmith GP Holdings, Inc., as General Partner

                          By:          /s/     NOEL E. WILENS
                              --------------------------------------------------
                              Name:    Noel E. Wilens
                              Title:   Vice President

                          GOLFSMITH GP, L.L.C., as Subsidiary Guarantor
                          By: Golfsmith Holdings, L.P., as Sole Member
                          By: Golfsmith GP Holdings, Inc., as General Partner

                          By:          /s/     NOEL E. WILENS
                              --------------------------------------------------
                              Name:    Noel E. Wilens
                              Title:   Vice President

                          GOLFSMITH DELAWARE, L.L.C., as Subsidiary Guarantor
                          By: Golfsmith Holdings, L.P., as Sole Member
                          By: Golfsmith GP Holdings, Inc., as General Partner

                          By:          /s/     NOEL E. WILENS
                              --------------------------------------------------
                              Name:    Noel E. Wilens
                              Title:   Vice President

                          GOLFSMITH CANADA, L.L.C., as Subsidiary Guarantor
                          By: Golfsmith Holdings, L.P., as Sole Member
                          By: Golfsmith GP Holdings, Inc., as General Partner

                          By:          /s/     NOEL E. WILENS
                              --------------------------------------------------
                              Name:    Noel E. Wilens
                              Title:   Vice President

                          GOLFSMITH EUROPE, L.L.C., as Subsidiary Guarantor
                          By: Golfsmith Holdings, L.P., as Sole Member
                          By: Golfsmith GP Holdings, Inc., as General Partner

                          By:          /s/     NOEL E. WILENS
                              --------------------------------------------------
                              Name:    Noel E. Wilens
                              Title:   Vice President

                          GOLFSMITH USA, L.L.C., as Subsidiary Guarantor
                          By: Golfsmith Holdings, L.P., as Sole Member
                          By: Golfsmith GP Holdings, Inc., as General Partner

                          By:          /s/     NOEL E. WILENS
                              --------------------------------------------------
                              Name:    Noel E. Wilens
                              Title:   Vice President

                          GOLFSMITH NU, L.L.C., as Subsidiary Guarantor
                          By: Golfsmith Holdings, L.P., as Sole Member
                          By: Golfsmith GP Holdings, Inc., as General Partner

                          By:          /s/     NOEL E. WILENS
                              --------------------------------------------------
                              Name:    Noel E. Wilens
                              Title:   Vice President

                          GOLFSMITH LICENSING, L.L.C., as Subsidiary Guarantor
                          By: Golfsmith Holdings, L.P., as Sole Member
                          By: Golfsmith GP Holdings, Inc., as General Partner

                          By:          /s/     NOEL E. WILENS
                              --------------------------------------------------
                              Name:    Noel E. Wilens
                              Title:   Vice President

                          GOLFSMITH INTERNATIONAL, L.P., as Subsidiary Guarantor
                          By: Golfsmith GP, L.L.C., as General Partner
                          By: Golfsmith Holdings, L.P., as Sole Member
                          By: Golfsmith GP Holdings, Inc., as General Partner

                          By:          /s/     NOEL E. WILENS
                              --------------------------------------------------
                              Name:    Noel E. Wilens
                              Title:   Vice President

                                                                       EXHIBIT A

                                 [FORM OF NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH GOLFSMITH INTERNATIONAL, INC., OR ANY AFFILIATE OF GOLFSMITH INTERNATIONAL, INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO GOLFSMITH INTERNATIONAL, INC. OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH AS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO GOLFSMITH INTERNATIONAL, INC.'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                          GOLFSMITH INTERNATIONAL, INC.

                      8.375% SENIOR SECURED NOTES DUE 2009

CUSIP No.
No.                                                              $

      This Note is issued with original issue discount for purposes of Section 1271 et seq. of the Internal Revenue Code. For each $1,000 of principal amount of this Note, the issue price is $800.00 and the amount of original issue discount is $200.00. The issue date of this Note is October 15, 2002 and the yield to maturity is ___% (assuming mandatory redemption of the maximum principal amount at Maturity of the Notes provided in Section 3.01 of the Indenture).

      Golfsmith International, Inc., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to ___________________ or registered assigns the principal sum of _______________ Dollars (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on October 15, 2009, and to pay interest thereon as hereinafter set forth.

            Interest Rate:  8.375%

            Interest Payment Dates: Interest will be payable semi-annually in cash in arrears on March 1 and September 1 of each year, beginning on March 1, 2003.

            Record Dates:  February 15 and August 15

            Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                    GOLFSMITH INTERNATIONAL, INC.




                                    By:
                                         -----------------------------------
                                        Name:
                                        Title:



Dated:  October 15, 2002

                      TRUSTEE CERTIFICATE OF AUTHENTICATION

            This is one of the 8.375% Senior Secured Notes due 2009 referred to in the within-mentioned Indenture.

                                U.S. TRUST BANK NATIONAL ASSOCIATION, as Trustee


Dated:  October 15, 2002        By:
                                    -----------------------------------
                                    Authorized Signatory

                              (REVERSE OF SECURITY)

                       8.375% SENIOR SECURED NOTE DUE 2009

            1. Interest. Golfsmith International, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing March 1, 2003. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

            2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

            3. Paying Agent and Registrar. Initially, U.S. Trust Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company may act as Paying Agent or Registrar.

            4. Indenture. The Notes and the Guarantees were issued under an Indenture, dated as of October 15, 2002 (the "Indenture"), among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb)
(the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are senior secured obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

            5. Redemption.

            (b) Optional Redemption Prior to October 15, 2006. The Notes will be redeemable at the option of the Company, in whole or in part at any time or from time to time, at any time prior to October 15, 2006, at a Redemption Price equal to the greater of (1) 100% of the Accreted Value of the Notes being redeemed and
(2) the sum of the present values of 106.50% of the Accreted Value of the Notes being redeemed and scheduled payments of interest on such Notes to and including October 15, 2006 discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together in either case with accrued and unpaid interest, if any, to the Redemption Date.

            "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to Maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption period.

            "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a Maturity comparable to the remaining term of the Notes (as if the final Maturity of the Notes was October 15, 2006) that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable Maturity to the remaining term of the Notes (as if the final Maturity of the Notes was October 15, 2006).

            "Comparable Treasury Price" means, with respect to any Redemption Date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day , (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (B) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

            "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

            "Reference Treasury Dealer" means any primary U.S. government securities dealer in the City of New York (a "Primary Treasury Dealer") selected by the Company.

            (c) Optional Redemption on or After October 15, 2006. The Notes will be redeemable at the option of the Company, in whole or in part at any time or from time to time, on and after October 15, 2006, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 15 of the year set forth below, plus, in each case, accrued interest thereon to the Redemption Date:

            Year                                   Percentage
            ----                                   ----------
            2006...............................      106.50%
            2007...............................      103.25%
            2008 and thereafter................      100.00%

            (d) Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to October 15, 2005, the Company may, at its option, use an amount equal to the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount at Maturity of the respective Notes originally issued under the Indenture at a Redemption Price equal to 113.00% of the Accreted Value thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least 65% of the principal amount at Maturity of Notes originally issued under the Indenture remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

            (e) Mandatory Redemption. The Company shall be obligated to make a pro rata partial redemption of the Notes in accordance with Section 3.01 of the Indenture.

            6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

            7. Offers to Purchase. Sections 4.15, 4.16 and 4.23 of the Indenture provide that after certain Asset Sales, upon the occurrence of a Change of Control and in connection with an Excess Cash Flow Offer and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            8. Registration Rights. Pursuant to the Registration Rights Agreement among the Company, the Guarantors and the Holders of the Initial Notes, the Company will be obligated to consummate an exchange offer. Upon such exchange offering, the Holders of Notes shall have the right, subject to compliance with securities laws, to exchange such Notes for 8.375% Senior Secured Notes due 2009, which have been registered under the Securities Act (the "Exchange Notes"), in like principal amount and having terms identical in all material respects to the Initial Notes (except that the interest step-up provisions referred to in the next sentence and the transfer restrictions shall be modified or eliminated). The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

            9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

            10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it and the Notes of which it is composed for all purposes.

            11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or Maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

            13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the TIA, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

            14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

            15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

            16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

            17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

            18. No Recourse Against Others. No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company or the Guarantors shall have any liability for any obligation of the Company under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            19. Guarantees. Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

            20. Intercreditor Agreement. Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the Intercreditor Agreement and all such replacement Intercreditor Agreements and each of the Guarantors and the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Intercreditor Agreement.

            21. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

            22. Governing Law. The laws of the State of New York shall govern this Note, the Guarantees and the Indenture, without regard to principles of conflict of laws.

            23. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
Golfsmith International, Inc., 11000 N. IH-35, Austin, Texas 78753-3195, Attn:
Secretary.

                                FORM OF GUARANTEE

            [Name of Guarantor] and its successors under the Indenture, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally guarantees, on a senior secured senior basis, (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of Golfsmith International, Inc. (the "Company") to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

            This Guarantee shall be binding upon [Name of Guarantor] and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

            This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

            This Guarantee is subject to release upon the terms set forth in the Indenture.

            THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE NOTES AND TO THE TRUSTEE PURSUANT TO THIS GUARANTEE AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES.

            This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                                    [NAME OF GUARANTOR]




                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                 ASSIGNMENT FORM

            If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                                 Signed:
        -------------------------             ----------------------------
                                              (Sign exactly as your name appears
                                              on the other side of this Note)

Signature Guarantee:
                     --------------------------

            In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) October 15, 2004, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [Check One]

            (1) to the Company or a subsidiary thereof; or

            (2) pursuant to and in compliance with Rule 144A under the Securities Act; or

            (3) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

            (4) outside the United States to a person other than a "U.S. person" in compliance with Rule 904 of Regulation S under the Securities Act; or

            (5) pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

            (6) pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the

Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

            If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:                                 Signed:
        -------------------------             ----------------------------
                                              (Sign exactly as your name appears
                                              on the other side of this Note)

Signature Guarantee:
                     --------------------------

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  ______________________   _______________________________________________
                                 NOTICE:  To be executed by an executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]


            If you want to elect to have this Note purchased by the Company pursuant to Section 4.15, Section 4.16 or 4.23 of the Indenture, check the appropriate box:

                  Section 4.15  [         ]

                  Section 4.16  [         ]

                  Section 4.23  [         ]

            If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15, Section 4.16 or 4.23 of the Indenture, state the amount you elect to have purchased:

$
 ----------------------------


Dated:
       ---------------------     -------------------------------------------
                                 NOTICE:  The signature on this assignment
                                             must correspond with the name as it
                                             appears upon the face of the within
                                             Note in every particular without
                                             alteration or enlargement or any
                                             change whatsoever and be guaranteed
                                             by the endorser's bank or broker.

                                        Signature Guarantee:
                                                              ------------------

                                                                       EXHIBIT B

                             [FORM OF EXCHANGE NOTE]

                          GOLFSMITH INTERNATIONAL, INC.

                      8.375% SENIOR SECURED NOTES DUE 2009

CUSIP No.
No.                                                              $

      This Note is issued with original issue discount for purposes of Section 1271 et seq. of the Internal Revenue Code. For each $1,000 of principal amount of this Note, the issue price is $800.00 and the amount of original issue discount is $200. The issue date of this Note is October 15, 2002 and the yield to maturity is ___% (assuming mandatory redemption of the maximum principal amount at Maturity of the Notes provided in Section 3.01 of the Indenture).

      Golfsmith International, Inc., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to ___________________ or registered assigns the principal sum of _______________ Dollars (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on October 15, 2009, and to pay interest thereon as hereinafter set forth.

            Interest Rate:  8.375%

            Interest Payment Dates: Interest will be payable semi-annually in cash in arrears on March 1 and September 1 of each year, beginning on March 1, 2003.

            Record Dates:  February 15 and August 15

            Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                    GOLFSMITH INTERNATIONAL, INC.


                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:


Dated:  October 15, 2002

                      TRUSTEE CERTIFICATE OF AUTHENTICATION

            This is one of the 8.375% Senior Secured Notes due 2009 referred to in the within-mentioned Indenture.

                                U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee


Dated:  October 15, 2002        By:
                                     -------------------------------------------
                                    Authorized Signatory

                              (REVERSE OF SECURITY)

                       8.375% SENIOR SECURED NOTE DUE 2009

            1. Interest. Golfsmith International, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing March 1, 2003. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

            2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

            3. Paying Agent and Registrar. Initially, U.S. Bank Trust National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company may Act as Paying Agent or Registrar.

            4. Indenture. The Notes and the Guarantees were issued under an Indenture, dated as of October 15, 2002 (the "Indenture"), among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb)
(the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are senior secured obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

            5. Redemption.

            (a) Optional Redemption Prior to October 15, 2006. The Notes will be redeemable at the option of the Company, in whole or in part at any time or from time to time, at any time prior to October 15, 2006, at a Redemption Price equal to the greater of (1) 100% of the Accreted Value (as defined in the Indenture) of the Notes being redeemed and (2) the sum of the present values of 106.50% of the Accreted Value of the Notes being redeemed and scheduled payments of interest on such Notes to and including October 15, 2006 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together in either case with accrued and unpaid interest, if any, to the date of redemption.

            "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to Maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption period.

            "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a Maturity comparable to the remaining term of the Notes (as if the final Maturity of the Notes was October 15, 2006) that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable Maturity to the remaining term of the Notes (as if the final Maturity of the Notes was October 15, 2006).

            "Comparable Treasury Price" means, with respect to any Redemption Date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day , (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (B) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

            "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business date preceding such Redemption Date.

            "Reference Treasury Dealer" means any primary U.S. government securities dealer in the City of New York (a "Primary Treasury Dealer") selected by the Company.

                  (b) Optional Redemption on or After October 15, 2006. The Notes will be redeemable at the option of the Company, in whole or in part at any time or from time to time, on and after October 15, 2006, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 15 of the year set forth below, plus, in each case, accrued interest thereon to the Redemption
Date:

            Year                                   Percentage
            ----                                   ----------
            2006...............................      106.50%
            2007...............................      103.25%
            2008 and thereafter................      100.00%

            (c) Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to October 15, 2005, the Company may, at its option, use an amount equal to the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount at Maturity of the respective Notes originally issued under the Indenture at a Redemption Price equal to 113.00% of the Accreted Value thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least 65% of the principal amount at Maturity of Notes originally issued under the Indenture remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

            (d) Mandatory Redemption. The Company shall be obligated to make a pro rata partial redemption of the Notes in accordance with Section 3.01 of the Indenture.

            6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

            7. Offers to Purchase. Sections 4.15, 4.16 and 4.23 of the Indenture provide that after certain Asset Sales, upon the occurrence of a Change of Control and in connection with an Excess Cash Flow Offer and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            8. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

            9. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it and the Notes of which it is composed for all purposes.

            10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money back without interest thereon to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            11. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or Maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

            12. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the TIA, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

            13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

            14. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

            15. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

            16. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

            17. No Recourse Against Others. No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company or the Guarantors shall have any liability for any obligation of the Company under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            18. Guarantees. Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

            19. Intercreditor Agreement. Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the Intercreditor Agreement and all such replacement Intercreditor Agreements and each of the Guarantors and the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Intercreditor Agreement.

            20. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

            21. Governing Law. The laws of the State of New York shall govern this Note, the Guarantees and the Indenture, without regard to principles of conflict of laws.

            22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
Golfsmith International, Inc., 11000 N. IH-35, Austin, Texas 78753-3195, Attn:
Secretary.

                                 ASSIGNMENT FORM

            If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                           Signed:
        ----------------------           --------------------------------------
                                         (Sign exactly as your name appears
                                          on the other side of this Note)

Signature Guarantee:
                      --------------------------

                      [OPTION OF HOLDER TO ELECT PURCHASE]



            If you want to elect to have this Note purchased by the Company pursuant to Section 4.15, Section 4.16 or 4.23 of the Indenture, check the appropriate box:

                  Section 4.15  [         ]

                  Section 4.16  [         ]

                  Section 4.23  [         ]

            If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15, Section 4.16 or 4.23 of the Indenture, state the amount you elect to have purchased:

$
  ---------------------------

Dated:
        ---------------------     --------------------------------------------
                                  NOTICE:  The signature on this assignment
                                             must correspond with the name as it
                                             appears upon the face of the within
                                             Note in every particular without
                                             alteration or enlargement or any
                                             change whatsoever and be guaranteed
                                             by the endorser's bank or broker.

                                         Signature Guarantee:
                                                               --------------

                                                                       EXHIBIT C

                         FORM OF LEGEND FOR GLOBAL NOTES

            Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                        THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE
                  INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
                  REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D

                            Form of Certificate To Be

                          Delivered in Connection with

                    Transfers to Non-QIB Accredited Investors

                                                               -----------, ----


U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, NY 10005

            Re: 8.375% Senior Secured Notes due 2009 (the "Notes") of Golfsmith International, Inc. (the "Company")

Ladies and Gentlemen:

            In connection with our proposed purchase of $              aggregate
principal amount at Maturity of the Notes, we confirm that:

            1. We have received a copy of the Offering Circular (the "Offering Circular"), dated October 8, 2002, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of the Offering Circular.

            2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of October 15, 2002 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is within two years after the original issuance of the Notes or the last date on which the Note is owned by the Company or any affiliate of the Company, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) provided that, prior to such transfer, the transferee furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, substantially in the form of this letter, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Notice to Investors" of the Offering Circular.

            5. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

            7. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby, and we agree to notify you promptly if any of our representations or warranties herein cease to be accurate and complete.

            This letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

                                    Very truly yours,

                                    [Name of Transferee]




                                    By:
                                         -----------------------------------
                                                Authorized Signature

                                                                       EXHIBIT E

                            Form of Certificate To Be

                          Delivered in Connection with

                       Transfers Pursuant to Regulation S

U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, NY 10005

            Re: 8.375% Senior Secured Notes due 2009 (the "Notes") of Golfsmith International, Inc. (the "Company")

Ladies and Gentlemen:

            In connection with our proposed sale of $      aggregate principal
amount at Maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            1. the offer of the Notes was not made to a person in the United States;

            2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
(b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            5. we have advised the transferee of the transfer restrictions applicable to the Notes.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Transferee]




                                    By:
                                         -----------------------------------
                                                Authorized Signature


                                     E-1